Free Writing Prospectus
Filed Pursuant to Rule 433
File No. 333-177891

Free Writing Prospectus
Preliminary Collateral Information

$876,739,752
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2013-C13
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
NCB, FSB
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C13

April 8, 2013

RBS		Wells Fargo Securities
Co-Lead Manager and Co-Bookrunner		Co-Lead Manager and Co-Bookrunner

Citigroup
Co-Manager

FREE WRITING PROSPECTUS EXPECTED TO BE DATED JANUARY 10, 2013

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes (due to, among other things, the possibility that the mortgage loans that comprise the pool may become delinquent or defaulted, may be removed or replaced and that similar or different mortgage loans may be added to the pool or may not be funded) at any time prior to issuance or availability of a final prospectus.  Such certificates are being offered on a “when, as and if issued” basis.  Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued with characteristics (including with respect to the underlying assets) that differ from the characteristics described in these materials.  The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates that are actually issued and the transaction having the characteristics described in these materials.  If the underwriters determine that one or more conditions are not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor any underwriter will have any obligation to such prospective investor to deliver any portion of the certificates that such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained in this free writing prospectus is preliminary as of the date hereof, supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.  These materials are subject to change, completion, supplement or amendment from time to time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 188 Spear Street and 208 Utah Street

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NR/NR		Property Type:	Office
Original Principal Balance:		$87,000,000		Specific Property Type:	CBD
Cut-off Date Principal Balance:		$87,000,000		Location:	San Francisco, CA
% of Initial Pool Balance:		TBD		Size:	291,549 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:	$298.41
Borrower Names:		188 Spear Street LLC; SC 208 Utah LLC		Year Built/Renovated:	Various – See Table
Sponsor:		Shorenstein Company LLC		Title Vesting:	Fee
Mortgage Rate:		3.725%		Property Manager:	Self-managed
Note Date:		February 27, 2013		3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:		March 1, 2023		Most Recent Occupancy (As of)(3):	NAV
IO Period:		24 months		Current Occupancy (As of)(4):	93.9% (1/1/2013)
Loan Term (Original):		120 months
Seasoning:		2 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		3rd Most Recent NOI(3):	NAV
Call Protection:		L(26),D(90),O(4)		2nd Most Recent NOI(3):	NAV
Lockbox Type:		Hard/Upfront Cash Management		Most Recent NOI(3):	NAV
Additional Debt:		Yes
Additional Debt Type:		Future Mezzanine
				U/W Revenues:	$13,292,881
Escrows and Reserves(1):				U/W Expenses:	$4,819,109
				U/W NOI:	$8,473,771
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$7,774,741
Taxes	$104,750	$52,376	NAP	U/W NOI DSCR(5):	1.76x
Insurance	$0	Springing	NAP	U/W NCF DSCR(5):	1.61x
Replacement Reserves	$0	$5,788	NAP	U/W NOI Debt Yield(5):	9.7%
TI/LC	$0	$63,298	$3,568,116	U/W NCF Debt Yield(5):	8.9%
Holdback Reserve	$5,000,000	$0	NAP	As-Is Appraised Value(6):	$152,500,000
Rent Concession	$1,096,348	$0	NAP	As-Is Appraisal Valuation Date:	November 20, 2012
Outstanding TI/LC	$636,985	$0	NAP	Cut-off Date LTV Ratio(5)(6):	57.0%
New Relic Security Deposit(2)	$5,068,057	$0	NAP	LTV Ratio at Maturity or ARD(6):	47.7%

(1)	See “Escrows” section.
(2)	The lender will take assignment of a $5,068,057 letter of credit posted by New Relic.
(3)
Four floors were added to the 188 Spear Street property in 2012 and the 208 Utah Street property was acquired in August 2012 via a pre-packaged foreclosure; historical occupancy and historical operating statements are not available as the property was going through various renovations.

(4)
New Relic recently exercised their expansion option on floor nine (18,363 square feet). They took possession of the space on March 15, 2013 and have a free rent period that is scheduled to expire on October 1, 2013. They also have a free rent period on floor 10 (18,363 square feet) that is scheduled to expire on February 1, 2014. One year of rent for floor 10 has been reserved upfront.

(5)
All calculations are based on the full loan amount of $87,000,000. Net of the $5,000,000 Holdback Reserve, U/W NOI DSCR is 1.87x, U/W NCF DSCR is 1.71x, U/W NOI Debt Yield is 10.3%, U/W NCF Debt Yield is 9.5% and Cut-off Date LTV Ratio is 53.8%. See “Escrows” section for further detail on the Holdback Reserve.

(6)
The As-Is Appraised Value for the 188 Spear Street property is $126,000,000, assuming that unpaid leasing costs for the tenants Amazon, New Relic and Grange Café have been paid.  These leasing costs have either been paid or reserved upfront.

The Mortgage Loan.  The mortgage loan (the “188 Spear Street and 208 Utah Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two office buildings located in the central business district of San Francisco, California (the “188 Spear Street and 208 Utah Street Properties”).  The 188 Spear Street and 208 Utah Street Mortgage Loan was originated on February 27, 2013 by Wells Fargo Bank, National Association.  The 188 Spear Street and 208 Utah Street Mortgage Loan had an original principal balance of $87,000,000, has an outstanding principal balance as of the Cut-off Date of $87,000,000 and accrues interest at an interest rate of 3.725% per annum.  The 188 Spear Street and 208 Utah Street Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the term of the 188 Spear Street and 208 Utah Street Mortgage Loan. The 188 Spear Street and 208 Utah Street Mortgage Loan matures on March 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

188 SPEAR STREET AND 208 UTAH STREET

Following the lockout period, the borrower has the right to defease the 188 Spear Street and 208 Utah Street Mortgage Loan either in whole or in part, on any due date before the scheduled maturity date. In addition, the 188 Spear Street and 208 Utah Street Mortgage Loan is prepayable without penalty on or after December 1, 2022.

Sources and Uses

Sources			Uses
Original loan amount	$87,000,000	100.0%	Loan payoff (188 Spear Street)(1)	$33,054,013	38.0%
			Purchase price (208 Utah Street)(1)	25,675,000	29.5
			Reserves	6,838,083	7.9
			Closing costs	626,182	0.7
			Return of equity	20,806,722	23.9
Total Sources	$87,000,000	100.0%	Total Uses	$87,000,000	100.0%

(1)
The borrower acquired the 188 Spear Street property in November 2009 via a pre-packaged foreclosure of a mezzanine note and acquired the 208 Utah Street property in August 2012. The 188 Spear Street and 208 Utah Street Mortgage Loan proceeds refinanced existing debt on the 188 Spear Street property and recapitalized the borrower’s cash purchase of the 208 Utah Street property.

The Properties. The 188 Spear Street and 208 Utah Street Mortgage Loan is secured by the fee interest in two office buildings totaling 291,549 square feet located in the central business district of San Francisco, California. The 188 Spear Street property is a 12-story, class A office building containing approximately 199,300 square feet of office space and 15,668 rentable square feet of retail space. Built in 1973, the 188 Spear Street property, which is located at the intersection of Spear Street and Howard Street and serves as the headquarters for New Relic, underwent an extensive renovation in 2011 and 2012, which included the addition of four floors, construction of a new entrance and lobby, as well as replacement of the windows, electrical system and HVAC system. The renovation was completed at a cost of approximately $39.4 million (inclusive of soft costs of $8.6 million) and as a result, the 188 Spear Street property meets LEED Gold certification standards. In addition, the borrower spent approximately $12.6 million on tenant improvements and leasing costs since acquisition. The 208 Utah Street property is a four-story, class B office building containing approximately 76,581 square feet. Built in 1911, the 208 Utah Street property, which is located along 15th Street between Utah Street and Potrero Avenue, underwent renovations in 2011 which included seismic upgrades and additional common area improvements. As of January 1, 2013, the 188 Spear Street and 208 Utah Street Properties were 93.9% occupied by 18 tenants.

The following table presents certain information relating to the 188 Spear Street and 208 Utah Street Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy		Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
188 Spear Street	$74,400,000	85.5%	96.8	%(1)	1973/2012	214,968	$126,000,000	(2)
208 Utah Street	$12,600,000	14.5%	85.6%		1911/2011	76,581	$26,500,000
Total/Weighted Average	$87,000,000	100.0%	93.9%			291,549	$152,500,000

(1)
New Relic recently exercised their expansion option on floor nine (18,363 square feet). They took possession of the space on March 15, 2013 but are not in occupancy and have a free rent period that is scheduled to expire on October 1, 2013. They also have a free rent period on floor 10 (18,363 square feet) that is scheduled to expire on February 1, 2014.

(2)
The appraised value for the 188 Spear Street property is $126,000,000, assuming that unpaid leasing costs for the tenants Amazon, New Relic and Grange Café have been paid.  These leasing costs have either been paid or reserved upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

188 SPEAR STREET AND 208 UTAH STREET

The following table presents certain information relating to the tenant at the 188 Spear Street and 208 Utah Street Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
New Relic(3)(4)	NR/NR/NR	73,391	25.2%	$57.00	$4,183,275	33.9%	7/31/2020
Amazon(3)	NR/Baa1/AA-	83,477	28.6%	$46.00	$3,839,942	31.1%	10/31/2019(5)
Metaswitch Networks(6)	NR/NR/NR	28,726	9.9%	$27.00	$775,608	6.3%	2/28/2019
Heffernan Insurance(3)	NR/NR/NR	14,147	4.9%	$41.50	$587,101	4.8%	2/28/2014
Warner Bros. Entertainment(6)	BBB/Baa2/BBB	11,278	3.9%	$37.00	$417,286	3.4%	4/30/2017(7)
Graduate School(3)	NR/NR/NR	8,510	2.9%	$47.83	$407,068	3.3%	6/30/2019
Workshare Technology(6)	NR/NR/NR	10,992	3.8%	$37.00	$406,704	3.3%	10/31/2015
Total Major Tenants		230,521	79.1%	$46.06	$10,616,984	86.1%

Non-Major Tenants		43,105	14.8%	$39.82	$1,716,470	13.9%

Occupied Collateral Total		273,626	93.9%	$45.07	$12,333,454	100.0%

Vacant Space		17,923	6.1%

Collateral Total		291,549	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through July 2013.
(3)	Tenant is located at the 188 Spear Street property.
(4)
New Relic recently exercised their expansion option on floor nine (18,363 square feet). They took possession of the space on March 15, 2013, but are not in occupancy and have a free rent period that is scheduled to expire on October 1, 2013. They also have a free rent period on floor 10 (18,363 square feet) that is scheduled to expire on February 1, 2014. One year of rent for floor 10 has been reserved upfront. Also, New Relic is a defendant in a lawsuit filed by Computer Associates in the Eastern District of New York alleging violation of three patents. The lawsuit is in the preliminary stages, and discovery has not yet commenced. The plaintiff alleges New Relic is violating the three patents and is requesting a trial by jury plus a permanent injunction restraining New Relic from selling software or services based on the patents. The lender has taken assignment of a $5.1 million letter of credit and a cash flow sweep will be triggered if New Relic is subject to any bankruptcy or insolvency proceeding.

(5)	On March 31, 2018, Amazon has a one-time right to terminate their lease with 12 months notice, and payment of a fee equal to three months rent and unamortized tenant improvement costs.
(6)	Tenant is located at the 208 Utah Street property.
(7)
Warner Brothers Entertainment may terminate their lease anytime after May 1, 2015 through their lease expiration date, with nine months notice and payment of a fee equal to unamortized leasing costs and $75,187 (approximately two months of rent).

The following table presents certain information relating to the lease rollover schedule at the 188 Spear Street and 208 Utah Street Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	2,746	0.9%	2,746	0.9%	$119,475	$43.51
2013	1	6,067	2.1%	8,813	3.0%	$273,015	$45.00
2014	2	22,536	7.7%	31,349	10.8%	$863,938	$38.34
2015	1	10,992	3.8%	42,341	14.5%	$406,704	$37.00
2016	0	0	0.0%	42,341	14.5%	$0	$0.00
2017	2	20,906	7.2%	63,247	21.7%	$802,406	$38.38
2018	4	10,241	3.5%	73,488	25.2%	$439,161	$42.88
2019	3	120,713	41.4%	194,201	66.6%	$5,022,618	$41.61
2020	1	73,391	25.2%	267,592	91.8%	$4,183,275	$57.00
2021	0	0	0.0%	267,592	91.8%	$0	$0.00
2022	2	6,034	2.1%	273,626	93.9%	$222,862	$36.93
2023	0	0	0.0%	273,626	93.9%	$0	$0.00
Thereafter	0	0	0.0%	273,626	93.9%	$0	$0.00
Vacant	0	17,923	6.1%	291,549	100.0%	$0	$0.00
Total/Weighted Average	18	291,549	100.0%			$12,333,454	$45.07

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

188 SPEAR STREET AND 208 UTAH STREET

The following table presents historical occupancy percentages at the 188 Spear Street and 208 Utah Street Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	1/1/2013
NAV	NAV	NAV	94%(2)

(1)
Four floors were added to the 188 Spear Street property in 2012 and the 208 Utah Street property was acquired in August 2012; historical occupancy is not available as the properties were going through various renovations.

(2)	New Relic has exercised their expansion option on the ninth floor (18,293 square feet or 6.3% of NRSF), but are not yet in occupancy.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the 188 Spear Street and 208 Utah Street Properties:

Cash Flow Analysis(1)

	U/W		U/W $ per SF
Base Rent	$12,333,454		$42.30
Grossed Up Vacant Space	767,495		2.63
Total Reimbursables	1,093,397		3.75
Other Income	376,016		1.29
Less Vacancy & Credit Loss	(1,277,482	)(2)	(4.38)
Effective Gross Income	$13,292,881		$45.59

Total Operating Expenses	$4, 819,109		$16.53

Net Operating Income	$8,473,771		$29.06
TI/LC	629,556		2.16
Capital Expenditures	69,475		0.24
Net Cash Flow	$7,774,741		$26.67

NOI DSCR	1.76	x
NCF DSCR	1.61	x
NOI DY	9.7%
NCF DY	8.9%

(1)
Historical financials are not available for the 188 Spear Street and 208 Utah Street Properties as four floors were added to the 188 Spear Street property in 2012 and the 208 Utah Street property was acquired in August 2012 and both were going through various renovations.

(2)	The underwritten economic vacancy is 8.0%. The 188 Spear Street and 208 Utah Street Properties are 93.9% leased as of January 1, 2013 (including the New Relic expansion on the ninth floor).

Appraisal.  As of the appraisal valuation date of November 20, 2012 the 188 Spear Street and 208 Utah Street Properties had an aggregate appraised value of $152,500,000.  The appraised value for the 188 Spear Street property assumes that unpaid leasing costs for the tenants Amazon, New Relic and Grange Café have been paid.  These leasing costs have either been paid or reserved upfront.

Environmental Matters.  According to the Phase I environmental site assessments dated December 10, 2012 and February 6, 2013, there was no evidence of any recognized environmental conditions at the 188 Spear Street and 208 Utah Street Properties.

Market Overview.  The 188 Spear Street and 208 Utah Street Properties are located in the central business district of San Francisco, California.

According to a third party market research report, the 188 Spear Street property is located in the South Financial District office submarket. The Financial District and the neighboring South Financial District are the two core central business district office submarkets in San Francisco, accounting for approximately 49.0% of all office space in the city, and approximately 75.8% of all class A office space. According to a third party market research report, as of year-end 2012, the South Financial District submarket vacancy rate for all classes of office space was 11.3% while the class A vacancy was 8.6%. The South Financial District submarket has seen increases in quoted rents during each of the past nine quarters. As of year-end 2012, the quoted rent for class A office space in the South Financial District submarket was $44.88 per square foot on a full service gross basis.

According to a third party market research report, the 208 Utah Street property is located in the Potrero West (of the 101 Freeway) office submarket. The Potrero West submarket totals approximately 1.7 million square feet; the submarket is comprised of predominantly class B office space (approximately 81.1% of the total rentable area). According to a third party market research report, as of the year-end 2012 the Potrero West submarket vacancy rate for all classes of office space was 4.8% while the class B vacancy was 5.4%. As of year-end 2012, the quoted rent for class B office space in the Potrero West submarket was $40.36 per square foot on a full service gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

188 SPEAR STREET AND 208 UTAH STREET

The following table presents certain information relating to comparable office properties for the 188 Spear Street property:

188 Spear Street Competitive Set(1)

	188 Spear Street (Subject)	33 New Montgomery	650 California Street	60 Spear Street	301 Howard Street	455 Market Street	One Front Street
Location	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance from Subject	--	0.7 miles	0.9 miles	0.1 miles	0.2 miles	0.5 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1973/2012	1986/NAV	1963/2007	1967/NAV	1987/NAV	1987/NAV	1981/NAV
Total GLA	214,968 SF	241,800 SF	489,400 SF	133,782 SF	307,400 SF	379,200 SF	638,800 SF
Total Occupancy	97%	94%	94%	22%	78%	97%	96%

(1)	Information obtained from the appraisal dated February 11, 2013.

The following table presents certain information relating to comparable office properties for the 208 Utah Street property:

208 Utah Street Competitive Set(1)

	208 Utah Street (Subject)	Design Center East	Market Square	410 Townsend Street	539 Bryant Street	Warfield Building	444 De Haro St.
Location	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance from Subject	--	0.5 miles	1.0 mile	0.9 miles	1.3 miles	1.5 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1911/2011	1903/1985	1937/2012	1912/1999	1912/NAV	1921/1988	1927/1980s
Total GLA	76,581 SF	82,852 SF	1,089,600 SF	73,800 SF	54,900 SF	69,500 SF	152,700 SF
Total Occupancy	86%	100%	58%	100%	100%	54%	31%

(1)	Information obtained from the appraisal dated February 11, 2013.

The Borrower.  The borrowers are 188 Spear Street LLC and SC 208 Utah LLC, each a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 188 Spear Street and 208 Utah Street Mortgage Loan. The borrowers are 100% owned and controlled by Shorenstein Company LLC, the guarantor of certain nonrecourse carveouts under the 188 Spear Street and 208 Utah Street Mortgage Loan.

The Sponsor.  The 188 Spear Street and 208 Utah Street Mortgage Loan sponsor is Shorenstein Company LLC, a subsidiary of The Shorenstein Company (“Shorenstein”). Shorenstein is one of the country’s oldest real estate organizations, active nationally in the ownership and operation of high-quality office properties. The company is privately owned and is headquartered in San Francisco.  As of January 15, 2013, Shorenstein owns and manages approximately 23.6 million square feet of office properties valued at approximately $6.5 billion. The borrower acquired the 188 Spear Street property via a pre-packaged foreclosure of a mezzanine note in November 2009. Further, affiliates of Shorenstein defaulted on two loans as a result of single tenant vacancies, resulting in foreclosures in 2011 and 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

188 SPEAR STREET AND 208 UTAH STREET

Escrows.  The loan documents provide for an upfront escrow in the amount of $104,750 for real estate taxes, as well as a Holdback Reserve of $5,000,000. The Holdback Reserve will be disbursed in whole or in part provided the following conditions are satisfied (i) a minimum NOI debt yield of 9.4% is achieved based on a loan amount equal to $82.0 million plus the amount of the Holdback Reserve, and (ii) no event of default has occurred or is continuing. If the Holdback Reserve has not been fully released by February 27, 2018 the lender may apply the unreleased proceeds to pay down the loan, and the borrower is required to pay any applicable yield maintenance premium. There are also upfront escrows in the amount of $1,096,348 for rent concessions for the following tenants: New Relic ($1,046,691), Brand.Net ($34,093) and Almanac ($15,564). There is an upfront escrow in the amount of $636,985 for outstanding tenant improvements and leasing costs (“TI/LC”) for the following tenants: New Relic ($539,962), Brand.Net ($58,113) and Almanac ($38,910).

The lender will take assignment of New Relic’s $5,068,057 security deposit ($69.12 per square foot of New Relic space, or approximately 14 months of rent) in the form of a Letter of Credit. New Relic is currently a defendant in a lawsuit filed by Computer Associates in the Eastern District of New York alleging violation of three patents. The lawsuit is in the preliminary stages, and discovery has not yet commenced. The plaintiff alleges New Relic is violating the three patents and is requesting a trial by jury plus a permanent injunction restraining New Relic from selling software or services based on the patents. According to New Relic’s lease, the security deposit may be reduced by $1,000,000 if, at any time during the lease term (including the renewal term), any of the following conditions apply (i) New Relic has a positive net cash flow for a 12-month period, combined with a minimum of $100.0 million of net revenue during such 12-month period; or (ii) New Relic has an initial public offering that raises no less than $75.0 million in cash, net of offering costs and debt repayment, if any; or (iii) New Relic is acquired by a reputable, creditworthy company with at least $100.0 million in cash on hand that assumes or guarantees in writing New Relic’s obligations under the lease in full.

The loan documents provide for ongoing monthly escrow deposits of $52,376 for real estate taxes, $5,788 for replacement reserves and $63,298 for TI/LC’s, subject to a cap of $3,568,116 ($3,223,500 for the 188 Spear Street property; $344,616 for the 208 Utah Street property). In the event that both Amazon and New Relic renew their lease for a term of at least five years, then the 188 Spear Street TI/LC cap will be reduced to $644,694. The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management.  The 188 Spear Street and 208 Utah Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 188 Spear Street and 208 Utah Street Properties be deposited into the lockbox account within three business days of receipt.  Funds are then swept to a cash management account controlled by the servicer and applied in accordance with the cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a daily basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.20x on an amortizing basis; (iii) the occurrence of an Amazon Cash Trap Event Period (as defined below); or (iv) the occurrence of a New Relic Cash Trap Event Period (as defined below). A Cash Trap Event Period will expire upon (a) in the case of an event of default, the cure of such event of default; (b) in the case of the NCF debt service coverage ratio falling below 1.20x, the NCF debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; (c) in the case of an Amazon Cash Trap Event Period, an Amazon Cure Condition (as defined below); and (d) in the case of an a New Relic Cash Trap Event Period, a New Relic Cure Condition (as defined below).

An “Amazon Cash Trap Event Period” will commence upon the earlier of (i) Amazon giving notice that it is terminating their lease for all or any portion of their space; (ii) any termination or cancellation of the Amazon lease and/or the Amazon lease failing to be in full force and effect; (iii) Amazon being the subject of any bankruptcy or similar insolvency proceeding; (iv) Amazon failing to extend or renew their lease on or prior to October 31, 2018 for a term of no less than five years. An Amazon Cure Condition shall mean (a) that Amazon has revoked or rescinded all termination notices and has re-affirmed the lease as being in full force and effect; (b) in the event of failure to renew their lease in accordance with clause (iv) above, Amazon has renewed their lease for a term of at least five years; (c) in the event of any bankruptcy or similar insolvency proceeding, Amazon no longer being subject to any bankruptcy proceedings and Amazon affirming the lease; and (d) Amazon paying full, unabated rent in accordance with their lease.

A “New Relic Cash Trap Event Period” will commence upon the earlier of (i) New Relic being the subject of a bankruptcy or similar insolvency proceeding, or (ii) New Relic failing to extend or renew their lease on or prior to January 31, 2019 for a term of no less than five years. A New Relic Cure Condition shall mean (a) in the event of failure to renew their lease in accordance with clause (ii) above, New Relic has renewed their lease for a term of no less than five years, and (b) in the event of a bankruptcy or similar insolvency proceeding, New Relic no longer being subject to any bankruptcy proceedings and New Relic affirming the lease; (c) New Relic paying full, unabated rent in accordance with their lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

188 SPEAR STREET AND 208 UTAH STREET

Property Management.  The 188 Spear Street and 208 Utah Street Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the 188 Spear Street and 208 Utah Street Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C13 Certificates, the borrower is permitted to release either property in connection with a partial defeasance upon the satisfaction of certain conditions, including but not limited to: (i) defeasance of a portion of the loan in an amount equal to 110% of the allocated loan amount for the individual release property; (ii) the post-release NOI debt yield shall not be less than the greater of (a) the pre-release NOI debt yield and (b) 8.2%; (iii) the post-release loan-to-value ratio shall not be greater than (a) the pre-release loan-to-value ratio and (b) 57.0%; (iv) rating agency confirmation from Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates; and (v) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Future mezzanine debt is permitted subject to the satisfaction of certain conditions, including (i) that no event of default has occurred and is continuing; (ii) an intercreditor agreement is delivered in form and substance reasonably acceptable to the lender; (iii) the aggregate loan-to-value ratio will not exceed 70.0%; (iv) the aggregate DSCR is not less than 1.25x on an amortizing basis; (v) the holder of the mezzanine debt and any transferees shall be reasonably acceptable to the lender; and (vi) rating agency confirmation from Fitch and Moody’s that the debt will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 188 Spear Street and 208 Utah Street Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 - 301 South College Street

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Type:	Office
Original Principal Balance(1):	$85,000,000	Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$85,000,000	Location:	Charlotte, NC
% of Initial Pool Balance:	TBD	Size:	988,646 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF(1):	$177.01
Borrower Name:	WF Property Owner, L.P.	Year Built/Renovated:	1988/2010
Sponsors(2):	Various	Title Vesting(4):	Fee/Sub-Leasehold
Mortgage Rate:	3.935%	Property Manager:	CK Brokerage Company #2, Limited Partnership
Note Date:	April 11, 2013	3rd Most Recent Occupancy (As of):	100.0% (12/31/2009)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	98.3% (12/31/2010)
Maturity Date:	May 1, 2023	Most Recent Occupancy (As of):	97.8% (12/31/2011)
IO Period:	60 months	Current Occupancy (As of):	97.6% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$15,467,318 (12/31/2010)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$16,011,720 (12/31/2011)
Call Protection:	L(24),D or GRTR 1% or YM(89),O(7)	Most Recent NOI (As of)(5):	$16,351,093 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$28,389,920
Additional Debt Type(1):	Pari Passu and Future Mezzanine	U/W Expenses:	$9,772,926
U/W NOI(5):	$18,616,994
U/W NCF:	$17,861,574
U/W NOI DSCR(1):	1.87x
Escrows and Reserves(3):	U/W NCF DSCR(1):	1.80x
U/W NOI Debt Yield(1):	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.2%
Taxes	$1,016,861	(3)	NAP	As-Is Appraised Value:	$250,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 8, 2013
Replacement Reserves	$0	$16,477	NAP	Cut-off Date LTV Ratio(1):	70.0%
Wells Fargo Rollover Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	63.5%

(1)
The 301 South College Street Loan Combination, totalling $175,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and will be contributed to the WFRBS 2013-C13 Trust.  Note A-1 had an original balance of $90,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the 301 South College Street Loan Combination.

(2)	The sponsors are Starwood Distressed Opportunity Fund IX-1 U.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P., each of which are subsidiaries of Starwood Capital Group.
(3)	See “Escrows” section.
(4)	See “Ground Lease” section.
(5)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “301 South College Street Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 25-story office building located in the central business district of Charlotte, North Carolina (the “301 South College Street Property”).  The 301 South College Street Loan Combination was originated on April 11, 2013 by Wells Fargo Bank, National Association.  The 301 South College Street Loan Combination had an original balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.935% per annum.  The 301 South College Street Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 301 South College Street Loan Combination matures on May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

Note A-2 will be contributed to the WFRBS 2013-C13 Trust; had an original principal balance of $85,000,000 and has an outstanding principal balance as of the Cut-off Date of $85,000,000 (the “301 South College Street Mortgage Loan”). Note A-1 had an original principal balance of $90,000,000, is expected to be securitized in a future trust and will represent the controlling interest in the 301 South College Street Loan Combination (the “301 South College Street Companion Loan”).

Following the lockout period, the borrower has the right to either (i) defease the 301 South College Street Loan Combination in whole, but not in part, or (ii) voluntarily prepay the 301 South College Street Loan Combination in whole, but not in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the 301 South College Street Loan Combination is prepayable without penalty on or after November 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$175,000,000	71.4%	Purchase price	$245,000,000	[ ]%
Sponsor’s new cash contribution	70,000,000	28.6	Closing costs	[ ]	[ ]
Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%

The Property.  The 301 South College Street Property is a 42-story, class A office building containing approximately 988,646 square feet located in the central business district of Charlotte, North Carolina.  Built in 1988, the 301 South College Street Property is situated on a 2.2-acre parcel and contains approximately 1,081 garage parking spaces.  The 301 South College Street Property contains 55,097 square feet of retail space, including the 42,039 square foot state-of-the-art Childress Klein YMCA, which features two half court basketball courts, a five lane indoor heated swimming pool and an on-site fitness bar. Further, the 301 South College Street Property is connected to the four-star, 422-room full-service Hilton Center City Hotel. The 301 South College Street Property serves as the East Coast headquarters for Wells Fargo, after having served as the headquarters for both First Union Bank and Wachovia Bank prior to their acquisition by Wells Fargo. The 301 South College Street Property houses Wells Fargo’s Securities and Investment Group, Community and Business Banking Groups and Legal Departments. Other tenants include the two largest law firms in North Carolina (Womble Carlyle and Poyner Spruill). Over the past seven years, over $25.0 million has been spent on capital improvements, including modernization of the building’s 25 elevators, renovation of the outdoor plaza and replacement of cooling towers.  As of February 1, 2013, the 301 South College Street Property was 97.6% leased to 29 tenants.

The following table presents certain information relating to the tenancies at the 301 South College Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Wells Fargo	AA-/Aa3/AA-	686,834(3)	69.5%	$22.59(4)	$15,515,832(4)	68.0%	12/31/2021(5)
Womble Carlyle	NR/NR/NR	92,815(6)	9.4%	$31.15	$2,891,217	12.7%	5/31/2018
Poyner Spruill	NR/NR/NR	36,682	3.7%	$26.92	$987,635	4.3%	6/30/2017
YMCA	NR/NR/NR	42,039	4.3%	$15.83	$665,487	2.9%	1/31/2022
Horack, Talley	NR/NR/NR	22,991	2.3%	$24.98	$574,326	2.5%	2/28/2014
Total Major Tenants		881,361	89.1%	$23.41	$20,634,497	90.4%

Non-Major Tenants		84,033	8.5%	$26.10	$2,193,082	9.6%

Occupied Collateral Total		965,394	97.6%	$23.65	$22,827,579	100.0%

Vacant Space		23,252	2.4%

Collateral Total		988,646	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2013, unless otherwise noted below.
(3)	Wells Fargo subleases 3,056 square feet to Fujos on the plaza level.
(4)
Wells Fargo’s Annual U/W Base Rent PSF and Annual U/W Base Rent was derived by averaging the annual rent over the lease term on 617,789 square feet of space, which includes a contractual rent increase in January 2017. The current in-place rent is $17.75 per square foot, resulting in approximately $10,964,110 of annual base rent.

(5)	20,392 square feet of the Wells Fargo space is scheduled to expire April 30, 2014.
(6)	Womble Carlyle subleases 5,613 square feet to Clarus Properties and 7,997 square feet to Bryan Cave.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

The following table presents certain information relating to the lease rollover schedule at the 301 South College Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	3,331	0.3%	3,331	0.3%	$4,616	$1.39
2013	4	22,634	2.3%	25,965	2.6%	$586,474	$25.91
2014	3	43,757	4.4%	69,722	7.1%	$1,103,402	$25.22
2015	3	13,297	1.3%	83,019	8.4%	$377,513	$28.39
2016	2	19,006	1.9%	102,025	10.3%	$509,755	$26.82
2017	3	39,991	4.0%	142,016	14.4%	$1,086,081	$27.16
2018	4	113,838	11.5%	255,854	25.9%	$3,468,321	$30.47
2019	1	1,059	0.1%	256,913	26.0%	$29,652	$28.00
2020	0	0	0.0%	256,913	26.0%	$0	$0.00
2021	1	666,442	67.4%	923,355	93.4%	$14,996,278	$22.50
2022	1	42,039	4.3%	965,394	97.6%	$665,487	$15.83
2023	0	0	0.0%	965,394	97.6%	$0	$0.00
Thereafter	0	0	0.0%	965,394	97.6%	$0	$0.00
Vacant	0	23,252	2.4%	988,646	100.0%	$0	$0.00
Total/Weighted Average	29	988,646	100.0%			$22,827,579	$23.65

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 301 South College Street Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/1/2013
98%	98%	98%	98%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 301 South College Street Property:

Cash Flow Analysis

	2010		2011		2012		U/W	(1)	U/W $ per SF
Base Rent	$19,933,195		$20,000,221		$19,964,414		$22,827,579		$23.09
Grossed Up Vacant Space	0		0		0		651,056		0.66
Total Reimbursables	2,367,041		3,805,598		3,407,546		3,407,546		3.45
Other Income	2,547,156		2,595,555		2,677,671		2,677,671		2.71
Less Vacancy & Credit Loss	0		(275,115)		0		(1,173,932	)(2)	(1.19)
Effective Gross Income	$24,847,393		$26,126,259		$26,049,630		$28,389,920		$28.72

Total Operating Expenses	$9,380,075		$10,114,539		$9,698,537		$9,772,926		$9.89

Net Operating Income	$15,467,318		$16,011,720		$16,351,093		$18,616,994		$18.83
TI/LC	0		0		0		557,691		0.56
Capital Expenditures	0		0		0		197,729		0.20
Net Cash Flow	$15,467,318		$16,011,720		$16,351,093		$17,861,574		$18.07

NOI DSCR(3)	1.55	x	1.61	x	1.64	x	1.87	x
NCF DSCR(3)	1.55	x	1.61	x	1.64	x	1.80	x
NOI DY(3)	8.8%		9.1%		9.3%		10.6%
NCF DY(3)	8.8%		9.1%		9.3%		10.2%

(1)
The increase in U/W Effective Gross Income and U/W Net Operating Income from the Effective Gross Income and Net Operating Income for 2012 is primarily attributable to the Annual U/W Base Rent for Wells Fargo. Wells Fargo’s Annual U/W Base Rent was derived by averaging the annual rent over the lease term for 616,914 square feet of Wells Fargo space, which includes a contractual rent increase in January 2017. The current in-place rent is $17.75 per square foot, resulting in approximately $10,950,224 of annual base rent. Rent for this space was underwritten to $22.27 per square foot, resulting in approximately $13,741,255 of underwritten rent.

(2)	The underwritten economic vacancy is 5.0%. The 301 South College Street Property was 97.6% physically occupied as of February 1, 2013.
(3)	DSCRs and debt yields are based on the 301 South College Street Loan Combination on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

Appraisal.  As of the appraisal valuation date of February 8, 2013, the 301 South College Street Property had an “as-is” appraised value of $250,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 25, 2013, there was evidence of a recognized environmental condition related to two underground storage tank (“UST”) sites. One 1,000-gallon diesel fuel UST was abandoned in place at the 301 South College Street Property and given a ‘no further action’ status from the North Carolina Department of Environment and Natural Resources. A second 8,000-gallon diesel fuel UST is located onsite and is planned for closure in the spring of 2013. Documentation was provided which demonstrates that Wells Fargo is the owner of the UST and maintains responsibility for the removal of the UST and any related contamination associated with it. As such, no additional assessment is required.

Market Overview and Competition.  According to the appraisal, the 301 South College Street Property is located at the southeast corner of the intersection of South College Street and Martin Luther King Jr. Drive in the central business district of Charlotte, North Carolina. The 301 South College Street Property is located adjacent to Two Wells Fargo Center and Three Wells Fargo Center, creating a corporate campus in an urban setting. The 301 South College Street Property is also located adjacent to a LYNX light rail station, accessible from the 301 South College Street Property lobby, making it one of only three office buildings in Charlotte with direct light rail access. Further, the 301 South College Property is connected to the Overstreet Mall retail corridor, which is a series of second floor walkways and pedestrian bridges dissecting the Charlotte central business district. The walkways provide shelter from the weather and access to numerous retailers, office buildings, and hotels. Other nearby attractions within one mile include the Duke Energy Corporate Center and Levine Center for the Arts, the NASCAR Hall of Fame, the Time Warner Cable Arena, Bank of America Stadium and the Charlotte Convention Center. As of November 2012, the unemployment rate for the Charlotte metropolitan statistical area was 9.0%. The 2012 population within the Charlotte metropolitan statistical area was approximately 1.8 million and is expected to grow by 1.9% annually from 2012 to 2016. The estimated 2012 average household income within the Charlotte metropolitan statistical area was $69,255.

According to the appraisal, the 301 South College Street Property is located within the Uptown office submarket, which contains approximately 15.4 million square feet of office space, approximately 35.8% of the Charlotte office market inventory. The submarket contains approximately 11.5 million square feet of class A space. As of the third quarter of 2012, the Uptown submarket vacancy was approximately 11.2%. The average vacancy rate for class A+ space (301 South College Street, Duke Energy Center, Bank of America Corporate Center, Hearst Tower, Three Wells Fargo Center, One Bank of America Center and Fifth Third Center) was 4.8%, as of the third quarter of 2012. The rental rate for the Uptown class A submarket is approximately $26.80 per square foot on a full service gross basis, as of the third quarter of 2012.

The following table presents certain information relating to comparable office properties for the 301 South College Street Property:

Competitive Set(1)

	301 South College Street (Subject)	1 Bank of America Center	Bank of America Corporate Center	Fifth Third Center	Bank of America Plaza	Three Wells Fargo Center	Duke Energy Center
Location	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC
Distance from Subject	--	0.3 miles	0.4 miles	0.2 miles	0.2 miles	0.1 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1988/2012	2010/NAV	1992/NAV	1997/NAV	1974/1992	1999/NAV	2010/NAV
Number of Stories	42	32	60	30	40	32	48
Total GLA	988,646 SF	750,000 SF	1,118,979 SF	682,836 SF	866,810 SF	930,733 SF	1,300,000 SF
Total Occupancy	98%	100%	91%	83%	91%	100%	99%

(1)	Information obtained from the appraisal dated March 5, 2013.

The Borrower.  The borrower is WF Property Owner, L.P., a Delaware limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 301 South College Street Loan Combination. The two sponsor entities, which are indirect owners of the borrower, are Starwood Distressed Opportunity Fund IX-1 U.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P. (the “301 South College Street Mortgage Loan Sponsors”), the guarantors of certain nonrecourse carveouts under the 301 South College Street Loan Combination.

The Sponsor.  The 301 South College Street Mortgage Loan Sponsors are subsidiaries of Starwood Capital Group. Starwood Capital Group has invested over $12.0 billion of equity since 1991 in real estate investments of all types.  As of September 30, 2012, these investments have included over 2,200 hotels, 64,400 multifamily and condominium units, 32.8 million square feet of office, 23 million square feet of retail and 9.3 million square feet of industrial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $1,016,861 for taxes. The loan documents provide for monthly deposits in an amount equal to one-twelfth of the real estate taxes that will be payable during the following 12 months and $16,477 for replacement reserves.  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Beginning upon the occurrence of a Cash Trap Event Period (as defined below), and provided no event of default exists, caused by a Wells Fargo Lease Expiration Event (as defined below), all excess cash flow will be swept to the Wells Fargo Rollover Reserve account to be used for tenant improvements and leasing commissions relating to the renewal or releasing of the Wells Fargo space. The excess cash flow shall continue to accumulate until an amount equal to $30.00 per square foot of all terminated space or space being vacated.

A “Wells Fargo Lease Expiration Event” shall mean the expiration of the option to renew the Wells Fargo lease.

Lockbox and Cash Management.  The 301 South College Street Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 301 South College Street Property be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period, all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) a Wells Fargo Lease Expiration Event. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of a Wells Fargo Lease Expiration Event, Wells Fargo extends and/or renews all or any of a portion of the Wells Fargo space and the amount of the Wells Fargo Rollover Reserve totals an amount equal to $30.00 per square foot of all terminated space or space being vacated.

Property Management.  The 301 South College Street Property is managed by CK Brokerage Company #2, Limited Partnership, an affiliate of Childress Klein Properties. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 3.5% of gross income. However, if Wells Fargo renews its lease prior to December 31, 2021 and the renewal results in the reset of the base year for determining operating expenses, the management fee may be modified (but not more than 3.5% of gross income). The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender.

Assumption.  The borrower has a four-time right to transfer the 301 South College Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 301 South College Street Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Future mezzanine debt is permitted subject to satisfaction of certain conditions, including: (i) that no event of default has occurred and is continuing; (ii) an intercreditor agreement in form and substance acceptable to Fitch and Moody’s and reasonably acceptable to the lender; (iii) the NOI debt yield is not less than 10.1%; (iv) the aggregate loan-to-value ratio will not be greater than 70.0%; and (v) mezzanine loan documents are acceptable to Fitch and Moody’s and reasonably acceptable to the lender.

Ground Lease.  A portion of the 301 South College Street Property is subject to a ground lease and sub-ground leases. The 301 South College Street borrower owns the fee interest in approximately 95% of the land area and has a sub-leasehold interest in the balance of the 301 South College Street Property. The initial ground lease expires on December 31, 2067.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 301 South College Street Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 - GSA Portfolio

Loan Information				Properties Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Properties Type:	Various – See Table
Original Principal Balance:	$50,000,000			Specific Properties Type:	Various – See Table
Cut-off Date Principal Balance:	$50,000,000			Location:	Various – See Table
% of Initial Pool Balance:	TBD			Size:	341,412 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$146.45
Borrower Name(1):	Various			Year Built/Renovated:	Various/Various – See Table
Sponsor:	GSA Realty Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.150%			Property Manager(3):	Various
Note Date:	March 1, 2013			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAV
Maturity Date:	March 1, 2023			Most Recent Occupancy(4):	NAV
IO Period:	120 months			Current Occupancy (As of):	98.4% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAV
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(5):	$6,482,970 (Various 2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$8,688,841
				U/W Expenses:	$2,824,475
				U/W NOI:	$5,864,366
				U/W NCF:	$5,287,398
				U/W NOI DSCR:	2.79x
Escrows and Reserves(2):				U/W NCF DSCR:	2.51x
				U/W NOI Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$94,845,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.7%
TI/LC	$0	Springing	(2)	LTV Ratio at Maturity or ARD:	52.7%

(1)	The borrower consists of 14 separate limited liability companies.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	Historical occupancy and historical financial information prior to Most Recent NOI are not available as six of the 14 GSA Portfolio properties were built in 2011 and 2012.
(5)
Most Recent NOI represents annualized NOI for periods ranging in duration from five to 11 months and ending between August 31, 2012 and December 31, 2012 for 12 of the 14 GSA Portfolio properties.  The Most Recent NOI for the DEA – Billings property represents the trailing 12-month NOI as of June 30, 2012. The most Recent NOI for the SSA – Muskegon property is not available as the building was constructed in 2012 and the tenant took occupancy in May 2012.

(6)	The As-Is Appraisal Valuation Dates range from January 3, 2013 to January 22, 2013.

The Mortgage Loan.  The mortgage loan (the “GSA Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 13 office buildings and one mixed use building located in 11 states (the “GSA Portfolio Properties”).  The GSA Portfolio Mortgage Loan was originated on March 1, 2013 by Wells Fargo Bank, National Association.  The GSA Portfolio Mortgage Loan had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and accrues interest at an interest rate of 4.150% per annum.  The GSA Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only through the term of the GSA Portfolio Mortgage Loan.  The GSA Portfolio Mortgage Loan matures on March 1, 2023.

Following the lockout period, the borrower has the right to defease the GSA Portfolio Mortgage Loan in whole or in part on any due date before the scheduled maturity date.  In addition, the GSA Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GSA PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$50,000,000	51.0%	Purchase price	$97,276,222	99.2%
Sponsor’s new cash contribution	48,074,884	49.0%	Closing costs	798,662	0.8%
Total Sources	$98,074,884	100.0%	Total Uses	$98,074,884	100.0%

The Properties.  The GSA Portfolio Mortgage Loan is secured by the fee interests in 13 suburban office buildings and one industrial and office mixed use building located in 11 states (Arizona, Wisconsin, Kentucky, Louisiana, North Carolina, Texas, Washington, Montana, Indiana, Alabama and Michigan).  Thirteen of the 14 GSA Portfolio Properties were built between 2005 and 2012, and the IRS – Mesa property was built in 1986 and renovated in 2008.  Thirteen of the 14 GSA Portfolio Properties are single tenanted by GSA tenants, and the IRS – Mesa property is currently occupied by one GSA tenant and one non-GSA tenant (underwritten as vacant).  As of February 1, 2013, the GSA Portfolio Properties were 98.4% occupied by 14 GSA tenants.

The following table presents certain information relating to the GSA Portfolio Properties:

Property Name - Location	Property Type	Title Vesting	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
DEA – Milwaukee, WI	Office	Fee	$6,700,000	13.4%	100.0%	2007/NAP	29,931	$12,200,000
DEA – Tucson, AZ	Mixed Use	Fee	$6,600,000	13.2%	100.0%	2008/NAP	63,501	$13,365,000
SSA/ODAR – Lexington, KY	Office	Fee	$5,665,000	11.3%	100.0%	2012/NAP	44,000	$10,300,000
FBI – Cary, NC	Office	Fee	$4,800,000	9.6%	100.0%	2009/NAP	25,458	$8,900,000
IRS – Mesa, AZ	Office	Fee	$4,035,000	8.1%	81.6%(1)	1986/2008	30,462	$7,200,000
Multi GSA – McAllen, TX	Office	Fee	$3,890,000	7.8%	100.0%	2010/NAP	29,323	$7,800,000
MEPS – Spokane, WA	Office	Fee	$3,250,000	6.5%	100.0%	2011/NAP	20,328	$6,500,000
FBI – Baton Rouge, LA	Office	Fee	$3,150,000	6.3%	100.0%	2012/NAP	14,398	$5,650,000
SSA – Mesa, AZ	Office	Fee	$2,800,000	5.6%	100.0%	2005/NAP	23,084	$5,400,000
DEA – Billings, MT	Office	Fee	$2,500,000	5.0%	100.0%	2008/NAP	13,599	$5,000,000
SSA – Indianapolis, IN	Office	Fee	$2,030,000	4.1%	100.0%	2012/NAP	12,299	$3,830,000
SSA – Lacombe, LA	Office	Fee	$1,880,000	3.8%	100.0%	2011/NAP	11,360	$3,700,000
IRS – Huntsville, AL	Office	Fee	$1,500,000	3.0%	100.0%	2010/NAP	13,670	$2,700,000
SSA – Muskegon, MI	Office	Fee	$1,200,000	2.4%	100.0%	2012/NAP	9,999	$2,300,000
Total/Weighted Average		$50,000,000		100.0%	98.4%		341,412	$94,845,000

(1)	Crisis Pregnancy Center, which occupies 18.4% of the net rentable area of the IRS – Mesa property on a month-to-month lease, was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GSA PORTFOLIO

The following table presents certain information relating to the tenancies at the GSA Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA – DEA(1)	AAA/Aaa/AA+	107,031	31.3%	$29.04	$3,108,481	34.3%	Various(1)
GSA – IRS(2)	AAA/Aaa/AA+	67,846	19.9%	$25.21	$1,710,600	18.9%	Various(2)
GSA – Social Security Administration(3)	AAA/Aaa/AA+	56,742	16.6%	$26.68	$1,513,688	16.7%	Various(3)
GSA – FBI(4)	AAA/Aaa/AA+	39,856	11.7%	$31.32	$1,248,285	13.8%	Various(4)
GSA – Office of Disability Adjudication & Review(5)	AAA/Aaa/AA+	44,000	12.9%	$19.69	$866,523	9.6%	4/2/2027
GSA – Military Entrance Processing Station(6)	AAA/Aaa/AA+	20,328	6.0%	$30.43	$618,581	6.8%	1/31/2026
Total Major Tenants		335,803	98.4%	$27.00	$9,066,158	100.0%

Vacant Space(7)		5,609	1.6%

Collateral Total		341,412	100.0%

(1)
GSA – DEA leases three spaces (63,501 square feet at the DEA – Tucson property with an Annual U/W Base Rent PSF of $20.32 and Lease Expiration Date of November 30, 2026; 29,931 square feet at the DEA – Milwaukee property with an Annual U/W Base Rent PSF of $46.32 and Lease Expiration Date of May 1, 2023; and 13,599 square feet at the DEA – Billings property with an Annual U/W Base Rent PSF of $31.77 and Lease Expiration Date of December 8, 2023).  The tenant has the right to terminate its lease at the DEA – Tucson property at any time on or after November 1, 2021 with 90 days notice.

(2)
GSA – IRS leases three spaces (29,323 square feet at the Multi GSA – McAllen property with an Annual U/W Base Rent PSF of $25.40 and Lease Expiration Date of October 31, 2025; 24,853 square feet at the IRS – Mesa property with an Annual U/W Base Rent PSF of $26.29 and Lease Expiration Date of March 31, 2028; and 13,670 square feet at the IRS – Huntsville property with an Annual U/W Base Rent PSF of $22.86 and Lease Expiration Date of February 28, 2021).  The tenant has the right to terminate its lease at the IRS – Mesa property at any time on or after April 1, 2018 with 90 days notice.  The tenant has the right to terminate its lease at the IRS – Huntsville property at any time on or after March 1, 2016 with 60 days notice.

(3)
GSA – Social Security Administration leases four spaces (23,084 square feet at the SSA – Mesa property with an Annual U/W Base Rent PSF of $22.94 and Lease Expiration Date of January 19, 2021; 12,299 square feet at the SSA – Indianapolis property with an Annual U/W Base Rent PSF of $26.22 and Lease Expiration Date of April 11, 2022; 11,360 square feet at the SSA – Lacombe property with an Annual U/W Base Rent PSF of $33.89 and Lease Expiration Date of May 18, 2026; and 9,999 square feet at the SSA – Muskegon property with an Annual U/W Base Rent PSF of $27.66 and Lease Expiration Date of May 30, 2022).  The tenant has the right to terminate its lease at the SSA – Lacombe property at any time on or after May 19, 2021 with 60 days notice.

(4)
GSA – FBI leases two spaces (25,458 square feet at the FBI – Cary property with an Annual U/W Base Rent PSF of $28.45 and Lease Expiration Date of September 17, 2024 and 14,398 square feet at the FBI – Baton Rouge property with an Annual U/W Base Rent PSF of $36.39 and Lease Expiration Date of February 22, 2027).  The tenant has the right to terminate its lease at the FBI – Cary property at any time on or after September 18, 2019 with 60 days notice.  The tenant has the right to terminate its lease at the FBI – Baton Rouge property at any time on or after February 23, 2022 with 60 days notice.

(5)	GSA – Office of Disability Adjudication & Review’s leased space is located at the SSA/ODAR – Lexington property.
(6)	GSA – Military Entrance Processing Station’s leased space is located at the MEPS – Spokane property.
(7)	Represents space currently occupied by Crisis Pregnancy Center at the IRS – Mesa property on a month-to-month lease, which was underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the GSA Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	2	36,754	10.8%	36,754	10.8%	$842,077	$22.91
2022	2	22,298	6.5%	59,052	17.3%	$599,095	$26.87
2023	2	43,530	12.7%	102,582	30.0%	$1,818,429	$41.77
Thereafter	8	233,221	68.3%	335,803	98.4%	$5,806,557	$24.90
Vacant	0	5,609	1.6%	341,412	100.0%	$0	$0.00
Total/Weighted Average	14	341,412	100.0%			$9,066,158	$27.00

(1)	Information obtained from the underwritten rent roll.
(2)	The Lease Expiration Schedule does not reflect the termination options referenced in the Major Tenants table above.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GSA PORTFOLIO

The following table presents historical occupancy percentages at the GSA Portfolio Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	2/1/2013
NAV	NAV	NAV	98%

(1)	Historical occupancies are not available as six of the 14 GSA Portfolio Properties were built in 2011 and 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GSA Portfolio Properties:

Cash Flow Analysis(1)

	Various 2012(2)		U/W		U/W $ per SF
Base Rent	$8,685,450		$9,043,722		$26.49
Grossed Up Vacant Space	0		112,180		0.33
Total Reimbursables	2,025		0		0.00
Other Income	6,412		0		0.00
Less Vacancy & Credit Loss	0		(467,061	)(3)	(1.37)
Effective Gross Income	$8,693,887		$8,688,841		$25.45

Total Operating Expenses	$2,210,917		$2,824,475		$8.27

Net Operating Income	$6,482,970		$5,864,366		$17.18
TI/LC	0		508,686		1.49
Capital Expenditures	0		68,282		0.20
Net Cash Flow	$6,482,970		$5,287,398		$15.49

NOI DSCR	3.08	x	2.79	x
NCF DSCR	3.08	x	2.51	x
NOI DY	13.0%		11.7%
NCF DY	13.0%		10.6%

(1)	Historical financials prior to Annualized 2012 are not available as six of the 14 GSA Portfolio Properties were built in 2011 and 2012.
(2)
Represents annualized NOI for periods ranging in duration from five to 11 months and ending between August 31, 2012 and December 31, 2012 for 12 of the 14 GSA Portfolio Properties.  The Most Recent NOI associated with the DEA – Billings property represents the trailing 12-month NOI as of June 30, 2012.  Most Recent NOI for the SSA – Muskegon property is not available as the building was constructed in 2012 and the tenant took occupancy in May 2012.

(3)	The underwritten economic vacancy is 5.1%. The GSA Portfolio Properties were 98.4% physically occupied as of February 1, 2013.

Appraisal.  As of the appraisal valuation dates ranging from January 3, 2013 to January 22, 2013, the GSA Portfolio Properties had an aggregate “as-is” appraised value of $94,845,000.  In addition, the appraisals concluded to an aggregate “go dark” value of $35,090,000.

Environmental Matters.  According to the Phase I environmental assessments dated from September 21, 2012 to January 21, 2013, there was no evidence of any recognized environmental conditions at 12 of the 14 the GSA Portfolio Properties.

At the SSA – Muskegon property, the Phase I and Phase II environmental assessments (performed concurrently and both dated November 30, 2012) identified elevated concentrations of contaminants above regulatory action levels.  The property is subject to a remedial action plan, which was implemented on June 9, 1995 and approved by the Michigan Department of Environmental Quality, which included “capping” the site with clean fill material and impervious surfaces, relocating utilities to one side of the site and installing a vapor barrier and sub-slab depressurization system to mitigate vapor intrusion risks.  In addition, restrictive covenants affecting the property have been recorded that limit uses of the property which would disturb soils or groundwater.  The borrower filed a baseline environmental assessment dated December 5, 2012, which results in exemption from liability arising from pre-existing contamination.

At the DEA – Milwaukee property, the Phase I environmental assessment identified a historic recognized environmental condition related to prior manufacturing uses at the property.  A Cap Maintenance Plan and Materials Handling Plan dated February 2011 were prepared and approved to maintain the existing cap on contaminated soils and provide a soils handling plan should the site be excavated.  As a condition of regulatory closure, various activities are prohibited at the property, including removal or replacement of existing barriers, excavating or grading the land surface, adding fill to capped or paved areas, constructing additional structures or changing any building that has passive or active vapor mitigation systems in place.  Based on prior regulatory closure, no further action was recommended other than ongoing compliance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GSA PORTFOLIO

The Borrower.  The borrower is comprised of 14 separate limited liability companies, each of which is a single purpose entity and has an independent director.  Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the GSA Portfolio Mortgage Loan.  GSA Realty Holdings, LLC, the loan sponsor, is the guarantor of certain nonrecourse carveouts under the GSA Portfolio Mortgage Loan.

The Sponsor.  The sponsor, GSA Realty Holdings, LLC, is owned by two pension funds: Carpenters’ Pension Trust Fund (80% owner) and Michigan Regional Council of Carpenters’ Annuity Fund (20% owner).  The sponsor is controlled by Titanium Real Estate Advisors, which is a division of Titanium Asset Management (“Titanium”).  Titanium was formed in 2009 and manages funds and separate accounts on behalf of its clients and also offers a variety of transactional, advisory and sourcing services.  As of December 2012, Titanium had approximately $8.9 billion in assets under management.

Escrows.  Ongoing monthly reserves for tenant improvements and leasing costs are required in the amount of $175,000, commencing with the monthly debt service payment in December 2020 and subject to a cap equal to one year of gross rent for all leases that either (i) expire and are not renewed in 2021 or (ii) are terminated in 2021.  Ongoing monthly escrows for real estate taxes are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence of full and timely payment of real estate taxes.  Ongoing monthly reserves for insurance are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the GSA Portfolio Properties are insured in accordance with the loan documents.  Ongoing monthly replacement reserves are not required as long as no event of default has occurred and is continuing.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct tenants to pay their rents directly to such lockbox account.  During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a periodic basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter.  A Cash Trap Event Period will expire, with respect to the circumstances in clause (i), upon the cure of such event of default, or with respect to the circumstances in clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters.  In addition, with respect to a Cash Trap Event Period that commences due to clause (ii), the borrower has the option to deliver a letter of credit as additional collateral for the GSA Portfolio Mortgage Loan to reduce the outstanding principal balance in order to raise the amortizing debt service coverage ratio to 1.35x.

Property Management.  The FBI – Baton Rouge, SSA – Lacombe and IRS – Huntsville properties are managed by LBAM-GSA, LLC.  The IRS – Mesa and SSA – Mesa properties are managed by Colliers International Real Estate Management Services (AZ), LLC.  The DEA – Tucson property is managed by CBRE Tucson Management Services, LLC.  The DEA – Milwaukee property is managed by General Capital Management, Inc.  The SSA/ODAR – Lexington property is managed by West Shell Commercial, Inc. dba Colliers International Greater Cincinnati.  The FBI – Cary property is managed by The Dilweg Companies, LLC.  The Multi GSA – McAllen property is managed by Live Oak – Gottesman, LLC.  The MEPS – Spokane property is managed by Black Realty Management, Inc.  The DEA – Billings property is managed by Executive Property Services, Inc.  The SSA – Indianapolis property is managed by Ambrose Property Management, LLC.  The SSA – Muskegon property is managed by ParaCom, LLC dba Colliers International.

Assumption.  The borrower has a two-time right to transfer all of the remaining GSA Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C13 Certificates, the borrower is permitted to release any individual property in connection with a partial defeasance subject to certain conditions, including (a) having the principal balance reduced by 125% of the released property’s allocated loan balance; (b) the debt service coverage ratio with respect to the remaining properties shall be no less than the greater of 2.51x and the debt service coverage ratio for all properties immediately prior to the release; (c) the loan-to-value ratio with respect to the remaining properties shall be no greater than the lesser of 52.7% and the loan-to-value ratio for all properties immediately prior to the release; and (d) rating agency confirmation from Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GSA PORTFOLIO

Real Estate Substitution.  The borrower may obtain a release of any individual property from the lien of the GSA Portfolio Mortgage Loan in connection with a substitution of a different property up to three times per year subject to certain conditions, including (i) the aggregate allocated loan amount of the properties released shall not exceed, at the time of substitution, 20% of the aggregate allocated loan amount; (ii) the substitute property cannot be ground leased; (iii) the debt service coverage ratio of the remaining properties for the 12-month period prior to the substitution is no less than the greater of 2.51x and the debt service coverage ratio for all properties immediately prior to the release; (iv) the substitute property has a fair market value no less than the greater of the fair market value of the released property on the closing date and the fair market value of the released property immediately prior to the release (appraisals of the released property and the substitute property are required, dated no more than 60 days prior to the substitution date); (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) confirmation is received from Fitch and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings then assigned to any of the Series 2013-C13 Certificates.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the GSA Portfolio Properties; provided, however, that if TRIPRA is discontinued or not renewed, the borrower will not be required to spend more than two times the amount of the property insurance and business income coverage required by the loan documents on terrorism insurance at the time terrorism insurance coverage is excluded.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event (except for the FBI – Baton Rouge property, which requires business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event), together with a six-month extended period of indemnity (except for the FBI – Baton Rouge property, which does not require an extended period of indemnity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 - 825-845 Lincoln Road

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$30,000,000			Specific Property Type:	Unanchored
Cut-off Date Principal Balance:	$30,000,000			Location:	Miami Beach, FL
% of Initial Pool Balance:	TBD			Size:	38,843 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$772.34
Borrower Name:	Lincoln 845 LLC			Year Built/Renovated:	1925/2013
Sponsor:	David Dushey			Title Vesting:	Fee
Mortgage Rate:	3.990%			Property Manager:	Self-managed
Note Date:	March 12, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) :	89.3% (12/31/2010)
Maturity Date:	April 1, 2023			Most Recent Occupancy (As of) :	89.3% (12/31/2011)
IO Period:	120 months			Current Occupancy (As of)(2):	100.0% (5/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,181,826 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,516,433 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(3):	$2,289,802 (12/31/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,966,048
Additional Debt Type:	NAP			U/W Expenses:	$1,217,978
				U/W NOI(3):	$3,748,070
				U/W NCF:	$3,608,568
				U/W NOI DSCR:	3.09x
Escrows and Reserves(1):				U/W NCF DSCR:	2.97x
				U/W NOI Debt Yield:	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.0%
Taxes	$254,067	$42,345	NAP	As-Is Appraised Value:	$66,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 1, 2013
Replacement Reserves	$0	$647	$40,000	Cut-off Date LTV Ratio:	45.3%
Tenant Specific TI/LC Reserve	$1,513,909	$0	NAP	LTV Ratio at Maturity or ARD:	45.3%
Tenants Specific Rent Concession Reserve	$2,650,000	$0	NAP

(1)	See “Escrows” section.
(2)
The 825-845 Lincoln Road property is 100.0% leased, but only 52.7% physically occupied as of May 1, 2013.  The sponsor is in process of building-out spaces for Urban Outfitters, American Eagle and Havaianas and is expected to deliver the spaces before June 30, 2013.  The 825-845 Lincoln Road Mortgage Loan is full recourse to the sponsor until the sponsor (i) delivers the tenant space to Urban Outfitters and American Eagle; (ii) has satisfied all landlord lease obligations associated with the space and (iii) Urban Outfitters and American Eagle begin paying full contractual rent and each tenant has delivered an estoppel satisfactory to the lender.

(3)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “825-845 Lincoln Road Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent unanchored retail buildings totaling 38,843 square feet of unanchored retail located on Lincoln Road in Miami Beach, Florida (collectively, the “825-845 Lincoln Road Property”).  The 825-845 Lincoln Road Mortgage Loan was originated on March 12, 2013 by Wells Fargo Bank, National Association.  The 825-845 Lincoln Road Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 3.990% per annum.  The 825-845 Lincoln Road Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 825-845 Lincoln Road Mortgage Loan.  The 825-845 Lincoln Road Mortgage Loan matures on April 1, 2023.

Following the lockout period, the borrower has the right to defease the 825-845 Lincoln Road Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the 825-845 Lincoln Road Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825-845 LINCOLN ROAD

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	100.0%	Loan payoff(1)	$5,980,791	19.9%
			Reserves	4,417,976	14.7
			Closing costs	447,967	1.5
			Return of equity	19,153,267	63.8
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The 825-845 Lincoln Road Property was previously securitized in WBCMT 2003-C5.

The Property.  The 825-845 Lincoln Road Property consists of a two-story building built in 1925 and currently under renovation (the “Lincoln Road Property”) and an adjacent three-story building built in 2008 (the “CB2 Property”) (a pedestrian walkway mall).  Collectively, the Lincoln Road Property and the CB2 Property contain 38,843 square feet and are located in the Lincoln Road Mall in Miami Beach, Florida.  The Lincoln Road Property is currently being renovated to build-out space for Urban Outfitters, American Eagle Outfitters and Havaianas, while the CB2 Property is 100.0% occupied by CB2. The renovation of the Lincoln Road Property is expected to be completed before June 30, 2013.  As of May 1, 2013, the 825-845 Lincoln Road Property was 100.0% leased by six tenants and 52.7% physically occupied.

The following table presents certain information relating to the tenancies at the 825-845 Lincoln Road Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Urban Outfitters	NR/NR/NR	13,126	33.8%	$100.94	$1,325,000	30.4%	NAV	NAV	4/30/2023(3)
American Eagle	NR/NR/NR	4,500	11.6%	$232.44	$1,046,000	24.0%	NAV	NAV	1/31/2024
Sunglass Hut	NR/NR/BBB+	3,017	7.8%	$236.90	$714,727	16.4%	NAV	NAV	1/31/2022
CB2	NR/NR/NR	15,200	39.1%	$39.47	$600,000	13.8%	$341	13.0%	8/31/2024
Total Major Tenants		35,843	92.3%	$102.83	$3,685,727	84.5%

Non-Major Tenants		3,000	7.7%	$225.00	$675,000	15.5%

Occupied Collateral Total		38,843	100.0%	$112.27	$4,360,727	100.0%

Vacant Space		0	0.0%

Collateral Total		38,843	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and Occupancy Costs are for the trailing 12-month period ending December 31, 2012.
(3)	The tenant may terminate its lease with 30 days written prior notice if the landlord does not deliver the tenant’s space by January 22, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825-845 LINCOLN ROAD

The following table presents certain information relating to the historical sales at the 825-845 Lincoln Road Property:

Historical Sales (PSF)(1)

Tenant Name	2009	2010	2011	2012
Urban Outfitters(2)	NAV	NAV	NAV	NAV
American Eagle(2)	NAV	NAV	NAV	NAV
Sunglass Hut(3)	NAV	NAV	NAV	NAV
CB2	NAV	$387	$390	$341

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.
(2)	Sales are unavailable as the tenants have yet to take occupancy.
(3)	Tenant is not required to report sales.

The following table presents certain information relating to the lease rollover schedule at 825-845 Lincoln Road Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	3	6,017	15.5%	6,017	15.5%	$1,389,727	$230.97
2023	1	13,126	33.8%	19,143	49.3%	$1,325,000	$100.94
Thereafter	2	19,700	50.7%	38,843	100.0%	$1,646,000	$83.55
Vacant	0	0	0.0%	38,843	100.0%	$0	$0.00
Total/Weighted Average	6	38,843	100.0%			$4,360,727	$112.27

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 825-845 Lincoln Road Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	5/1/2013(2)
100%	89%	89%	100%

(1)	Information obtained from the borrower.
(2)	The 825-845 Lincoln Road Property is 100.0% leased, but only 52.7% physically occupied as of May 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825-845 LINCOLN ROAD

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 825-845 Lincoln Road Property:

Cash Flow Analysis

	2010		2011		2012		U/W	(1)	U/W $ per SF
Base Rent	$2,365,386		$1,940,425		$2,592,446		$4,360,727		$112.27
Grossed Up Vacant Space	0		0		0		0		0.00
Total Reimbursables	403,529		278,254		472,235		823,357		21.20
Other Income	24,000		24,000		24,000		0		0.00
Less Vacancy & Credit Loss	0		0		0		(218,036	)(2)	(5.61)
Effective Gross Income	$2,792,915		$2,242,679		$3,088,681		$4,966,048		$127.85

Total Operating Expenses	$611,089		$726,246		$798,879		$1,217,978		$31.36

Net Operating Income	$2,181,826		$1,516,433		$2,289,802		$3,748,070		$96.49
TI/LC	0		0		0		131,734		3.39
Capital Expenditures	0		0		0		7,769		0.20
Net Cash Flow	$2,181,826		$1,516,433		$2,289,802		$3,608,568		$92.90

NOI DSCR	1.80	x	1.25	x	1.89	x	3.09	x
NCF DSCR	1.80	x	1.25	x	1.89	x	2.97	x
NOI DY	7.3%		5.1%		7.6%		12.5%
NCF DY	7.3%		5.1%		7.6%		12.0%

(1)
The increase in U/W Effective Gross Income and U/W Net Operating Income from historical Net Operating Income is attributed to the signing of new leases with Urban Outfitters, American Eagle and Havaianas.  All three tenants are expected to take occupancy by June 30, 2013.

(2)	The underwritten economic vacancy is 5.0%. The 825-845 Lincoln Road Property was 100.0% leased as of May 1, 2013.

Appraisal.  As of the appraisal valuation date of February 1, 2013, the 825-845 Lincoln Road Property had an “as-is” appraised value of $66,200,000.

Environmental Matters.  According to a Phase I environmental site assessment dated January 18, 2013, there was no evidence of any recognized environmental conditions at the 825-845 Lincoln Road Property.

Market Overview and Competition.  The 825-845 Lincoln Road Property has frontage along Lincoln Road and Jefferson Avenue within the larger Lincoln Road Mall located in Miami Beach, Florida.  Lincoln Road Mall is an eight-block pedestrian walkway of retail stores located less than one mile away from the Atlantic Ocean and less than one mile from numerous hotels that include: Delano South Beach, Loews Miami Beach, W South Beach and the Setai, Miami Beach.  Since a renovation project in 1996, Lincoln Road Mall experienced an increase in restaurants, sidewalk cafes and the inclusion of more national retailers.  The renovation attracted national retailers such as Apple, Banana Republic, Gap, Pottery Barn, Williams-Sonoma, Bebe, Victoria’s Secret and Steve Madden.  Additionally, in 2012, H&M and Forever 21 opened stores consisting of 24,000 and 39,000 square feet, respectively within the Lincoln Road Mall.

According to the appraisal, average annual growth rates for rent on Lincoln Road ranged from 10.5% to 21.4% over the last 10 years.  The appraiser’s rent comparables range from $62.20 per square foot to $278.00 per square foot on a triple net basis. Per a third party market research report, the submarket vacancy rate in the Miami Beach submarket was 3.7% as of the fourth quarter 2012.

The Borrower.  The borrower is Lincoln 845 LLC, a Florida limited liability company and a single purpose entity with two independent directors.  The borrower consists of 12 individuals and trusts and the managing member is David Dushey, who has an 8.0% ownership in the borrower.  David Dushey is the guarantor of certain nonrecourse carveouts under the 825-845 Lincoln Road Mortgage Loan and is the full recourse guarantor for the 825-845 Lincoln Road Mortgage Loan until Urban Outfitters and American Eagle are in place, open for business, paying full rent and have delivered estoppels satisfactory to the lender.

The Sponsor.  The sponsor for the 825-845 Mortgage Loan is David Dushey.  Mr. Dushey is a vice president at Jenel Management Corp. (“Jenel”), which is a private real estate and management firm based in New York.  Jenel owns and manages approximately 70 properties totaling over three million square feet.  Jenel’s portfolio includes properties primarily in urban high density areas that have redevelopment, renovation or re-tenanting potential.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $254,067 for real estate taxes and $1,513,909 for tenant improvements and leasing commissions associated with the Urban Outfitters space.  In addition, the loan documents provide for an upfront escrow in the amount of $2,650,000, which represents future rent credits and rent abatements associated with the Urban Outfitters ($1,250,000), American Eagle ($1,250,000) and Havaianas ($150,000) leases.

The loan documents provide for ongoing monthly deposits of $42,345 for real estate taxes and $647 for replacement reserves (subject to a cap of $40,000).  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the 825-845 Lincoln Road Property is covered by blanket insurance policies that remain in full force and effect; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts of insurance premiums when due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825-845 LINCOLN ROAD

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the 825-845 Lincoln Road Mortgage Loan requires that a lender-controlled lockbox account be established and the tenants will be directed to pay their rents directly to such lockbox account.  The loan documents also require that upon the occurrence of a Cash Trap Event Period, all cash revenues and other monies received by the borrower or the property manager relating to the 825-845 Lincoln Road Property be deposited into the lockbox account within five business days of receipt.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) Urban Outfitters “goes dark”; and (iii) Urban Outfitters fails to exercise its extension option on or before the earlier of (a) the notification date required under the lease or (b) six months prior to its lease expiration date.

A Cash Trap Event Period will expire, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), Urban Outfitters is no longer dark and is open for 30 days or one or more satisfactory replacement tenants are in full occupancy and open for business and paying full, unabated rent on lease terms acceptable to the lender and Urban Outfitters remains  primarily liable for outstanding tenant rental obligations under its lease; and with respect to clause (iii), upon the earlier of Urban Outfitters exercising its renewal option or one or more satisfactory replacement tenants are in full occupancy and open for business and paying full, unabated rent on lease terms acceptable to the lender.

Property Management.  The 825-845 Lincoln Road Property is managed by an affiliate of the borrower.

Assumption.  On or after March 13, 2014, the borrower has a two-time right to transfer the 825-845 Lincoln Road Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the 825-845 Lincoln Road Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Hampton Inn & Suites Oceanfront

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Hospitality
Original Principal Balance:	$30,000,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$29,947,006			Location:	Myrtle Beach, SC
% of Initial Pool Balance:	TBD			Size:	227 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$131,925
Borrower Name:	Myrtle Beach Oceanfront Inn, LLC			Year Built/Renovated:	2000/2009
Sponsor:	Ross M. Lindsay, III			Title Vesting:	Fee
Mortgage Rate:	4.659%			Property Manager:	Self-managed
Note Date:	March 28, 2013			3rd Most Recent Occupancy (As of):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	63.6% (12/31/2010)
Maturity Date:	April 1, 2023			Most Recent Occupancy (As of):	72.9% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	74.3% (12/31/2012)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,242,542 (12/31/2010)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,914,078 (12/31/2011)
Additional Debt:	None			Most Recent NOI (As of):	$3,752,110 (12/31/2012)
Additional Debt Type:	NAP
				U/W Revenues:	$10,033,952
				U/W Expenses:	$6,451,941
				U/W NOI:	$3,582,011
				U/W NCF:	$3,180,652
Escrows and Reserves(1):				U/W NOI DSCR:	1.76x
				U/W NCF DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.0%
Taxes	$76,299	$19,075	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$80,142	$39,615	NAP	As-Is Appraised Value:	$47,000,000
FF&E Reserve	$0	$33,447	NAP	As-Is Appraisal Valuation Date:	January 17, 2013
PIP Reserve	$55,000	$0	NAP	Cut-off Date LTV Ratio:	63.7%
Seasonality Reserve	$0	(1)	$1,200,000	LTV Ratio at Maturity or ARD:	47.1%

(1)	See "Escrows" section.

The Mortgage Loan.  The mortgage loan (the “Hampton Inn & Suites Oceanfront Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a limited service hotel located in Myrtle Beach, South Carolina (the “Hampton Inn & Suites Oceanfront Property”).  The Hampton Inn & Suites Oceanfront Mortgage Loan was originated on March 28, 2013 by The Royal Bank of Scotland. The Hampton Inn & Suites Oceanfront Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $29,947,006 and accrues interest at an interest rate of 4.659% per annum.  The Hampton Inn & Suites Oceanfront Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Hampton Inn & Suites Oceanfront Mortgage Loan matures on April 1, 2023.

Following the lockout period, the borrower has the right to defease the Hampton Inn & Suites Oceanfront Mortgage Loan in whole, but not in part, on any due date before January 1, 2023.  In addition, the Hampton Inn & Suites Oceanfront Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAMPTON INN & SUITES OCEANFRONT

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	96.0%	Loan payoff	$30,100,187	96.4%
Sponsor's new cash contribution	1,233,767	4.0	Reserves	211,441	0.7
			Closing costs	922,139	3.0
Total Sources	$31,233,767	100.0%	Total Uses	$31,233,767	100.0%

The Property.  The Hampton Inn & Suites Oceanfront Property is a 227-room, 14-story, limited-service hotel located in Myrtle Beach, South Carolina.  The Hampton Inn & Suites Oceanfront Property was developed by the sponsor in two phases. The first tower was built in 2000 and consists of 113 rooms while the second tower was built in 2009 and consists of 114 rooms. The first tower was renovated in 2009 shortly after the second tower was built.  The Hampton Inn & Suites Oceanfront Property is situated on a 3.3-acre site and has 315 feet of ocean frontage along the Atlantic Ocean.  Amenities at the Hampton Inn & Suites Oceanfront Property include a large outdoor pool, two outdoor children’s splash pools, two outdoor lazy rivers, two indoor/outdoor pools, two whirlpools, playground, exercise room, day spa, two breakfast dining areas, 1,655 square feet of meeting & group space, business center, guest laundry facilities, convenience shop and vending areas. The Hampton Inn & Suites Oceanfront Property offers 36 king guestrooms, 121 queen guestrooms, 14 one-bedroom king suites, 20 two-bedroom, one-bathroom suites, 32 two-bedroom, two-bathroom suites and four two-bedroom, two-bathroom penthouses. The standard guestroom features a 27-inch flat-panel television, work desk and chair, dresser, bedside tables, microwave, small refrigerator, iron and ironing board and coffeemaker.  Most guestrooms have a balcony with a view of the Atlantic Ocean.  Suites offer a larger living space with an additional chair, an ottoman and amenities such as a fully equipped kitchen and separate bedrooms and bathrooms.  The Hampton Inn & Suites Oceanfront Property has 295 parking spaces located in an attached four-story parking garage located on the northwest portion of the lot. The Hampton Inn & Suites Oceanfront Property’s franchise agreement expires on March 31, 2028.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hampton Inn & Suites Oceanfront Property:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Room
Occupancy	63.6%	72.9%	74.3%	74.3%
ADR	$146.97	$146.96	$160.10	$160.10
RevPAR	$93.47	$107.13	$119.00	$119.00

Total Revenue	$7,881,528	$9,056,173	$10,061,479	$10,033,952	$44,202
Total Department Expenses	1,913,886	2,163,701	2,200,555	2,194,588	9,668
Gross Operating Profit	$5,967,642	$6,892,472	$7,860,924	$7,839,363	$34,535

Total Undistributed Expenses	3,231,104	3,443,804	3,569,927	3,558,369	15,676
Profit Before Fixed Charges	$2,736,538	$3,448,668	$4,290,997	$4,280,995	$18,859

Total Fixed Charges	493,996	534,590	538,887	698,984	3,079

Net Operating Income	$2,242,542	$2,914,078	$3,752,110	$3,582,011	$15,780
FF&E	0	0	0	401,358	1,768
Net Cash Flow	$2,242,542	$2,914,078	$3,752,110	$3,180,652	$14,012

NOI DSCR	1.10x	1.43x	1.85x	1.76x
NCF DSCR	1.10x	1.43x	1.85x	1.56x
NOI DY	7.5%	9.7%	12.5%	12.0%
NCF DY	7.5%	9.7%	12.5%	10.6%

Appraisal.  As of the appraisal valuation date of January 17, 2013, the Hampton Inn & Suites Oceanfront Property had an “as-is” appraised value of $47,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 31, 2013, there was no evidence of any recognized environmental conditions at the Hampton Inn & Suites Oceanfront Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAMPTON INN & SUITES OCEANFRONT

Market Overview and Competition.  The Hampton Inn & Suites Oceanfront Property is located in Myrtle Beach, South Carolina less than one mile from the Myrtle Beach International Airport.  The Myrtle Beach International Airport serves approximately 1.8 million domestic and international passengers a year.  The Myrtle Beach area is a popular tourist destination with approximately 14 million visitors per year.  The location of the Hampton Inn & Suites Oceanfront Property benefits from numerous demand generators including Broadway at the Beach, the Myrtle Beach Boardwalk, the Myrtle Beach Convention Center, approximately 100 golf courses and 50 miniature golf courses.  Broadway at the Beach is a 350-acre complex featuring 11 nightclubs, 20 restaurants, 100 specialty stores and 15 attractions including Ripley’s Aquarium, NASCAR SpeedPark and the Palace Theatre located five miles northeast.  The Myrtle Beach Convention Center is located approximately three miles north and is one of the largest convention centers on the east coast.  The Myrtle Beach Convention Center originally opened in 1967 and was expanded to more than 249,000 square feet in 1994.

The following table presents certain information relating to the Hampton Inn & Suites Oceanfront Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn & Suites Oceanfront			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/31/2013 TTM	59.5%	$122.64	$72.91	75.2%	$159.30	$119.74	126.4%	129.9%	164.2%
1/31/2012 TTM	57.7%	$118.19	$68.25	73.6%	$146.56	$107.80	127.4%	124.0%	158.0%
1/31/2011 TTM	57.8%	$114.31	$66.09	65.5%	$144.20	$94.48	113.3%	126.2%	143.0%

(1)	Information obtained from a third party hospitality report dated February 20, 2013.

The Borrower.  The borrower is Myrtle Beach Oceanfront Inn, LLC, a South Carolina limited liability company and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Inn & Suites Oceanfront Mortgage Loan.  Ross M. Lindsay, III and Bruce W. Huggins are the guarantors of certain nonrecourse carveouts under the Hampton Inn & Suites Oceanfront Mortgage Loan.

The Sponsor.  The loan sponsor is Ross M. Lindsay, III, a tax attorney and CPA who has provided tax and real estate planning services to high net worth individuals and families in South Carolina for 37 years.  Mr. Lindsay has been involved in the Myrtle Beach hotel market for over 30 years and currently operates and owns 50% of two other Hampton Inn & Suites hotels in Spartanburg and Clinton, South Carolina.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $76,299 for real estate taxes, $80,142 for insurance premiums and $55,000 for Property Improvement Plan (“PIP”) expenditures.  The loan documents also provide for ongoing escrows in the amount of $19,075 for real estate taxes, $39,615 for insurance premiums and $33,447 for FF&E.  Additionally, the loan documents provide for an ongoing seasonality reserve to be funded with all excess cash flow on a monthly basis to achieve a threshold amount (detailed below), or, if such excess cash flow is not sufficient to fund the account to the required threshold amount by October 1st of each year, the borrower is required to fund any shortfalls up to the threshold amount.  The threshold amount for the seasonality reserve is 120% of the projected monthly debt service shortfalls for any year and is initially $1.2 million.  Such threshold amount is recalculated at the lender's discretion at least once per year based on the prior year financials.

Lockbox and Cash Management.  The Hampton Inn & Suites Oceanfront Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the borrower will cause all credit card receipts to be deposited directly into such lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will exist upon: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage falling below 1.15x at the end of any calendar quarter; or (iii) 12 months prior to the expiration of the franchise agreement if the borrower has not entered into a replacement franchise agreement satisfactory to the lender or the borrower has failed to reserve funds required under a PIP.  A Cash Management Period will expire upon: (i) with respect to the matters described in clause (i) above, the cure of such event of default; (ii) with respect to the matters described in clause (ii) above, the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters; or (iii) with respect to the matter described in clause (iii) above, the borrower has entered into a replacement franchise agreement satisfactory to the lender or reserved funds required under a PIP, as applicable.

Property Management.  The Hampton Inn & Suites Oceanfront Property is self-managed.

Assumption.  The borrower has the right to transfer the Hampton Inn & Suites Oceanfront Property and cause an assumption of the Hampton Inn & Suites Oceanfront Mortgage Loan, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the transferee and the replacement guarantors and indemnitors are satisfactory to the lender; and (iii) the lender, if required pursuant to the pooling and servicing agreement, has received confirmation from Fitch and Moody's that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAMPTON INN & SUITES OCEANFRONT

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hampton Inn & Suites Oceanfront Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 - Ashford Place Apartments

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Multifamily
Original Principal Balance:	$24,575,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$24,575,000			Location:	West Monroe, LA
% of Initial Pool Balance:	TBD			Size:	338 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$72,707
Borrower Name:	Ashford Place Apartments, LLC
Sponsors:	Michael Anderson; Kenneth Tramp			Year Built/Renovated(2):	2006/NAP
Mortgage Rate:	4.195%			Title Vesting:	Fee
Note Date:	February 8, 2013			Property Manager:	Self-managed
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	91.7% (12/31/2010)
Maturity Date:	March 1, 2023			2nd Most Recent Occupancy (As of)(3):	82.8% (12/31/2011)
IO Period:	18 months			Most Recent Occupancy (As of):	95.3% (12/31/2012)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.2% (1/9/2013)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,010,498 (12/31/2010)
Call Protection:	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$1,665,830 (12/31/2011)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$2,263,309 (12/31/2012)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,866,609
				U/W Expenses:	$1,544,344
				U/W NOI:	$2,322,265
				U/W NCF:	$2,237,765
				U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.55x
Escrows and Reserves(1):				U/W NOI Debt Yield:	9.4%
				U/W NCF Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$33,000,000
Taxes	$96,000	$23,911	NAP	As-Is Appraisal Valuation Date:	January 11, 2013
Insurance	$40,000	$7,380	NAP	Cut-off Date LTV Ratio:	74.5%
Replacement Reserves	$0	$7,042	NAP	LTV Ratio at Maturity or ARD:	62.2%

(1)	See “Escrows” section.
(2)	The Ashford Place Apartments property was built in phases between 2006 and 2008.
(3)
In 2011, the occupancy decreased to 83% as the sponsor and manager moved away from signing leases with corporate tenants and implemented a more rigorous qualification process for prospective tenants. After implementing such changes, the occupancy increased to 95% in 2012.

The Mortgage Loan.  The mortgage loan (the “Ashford Place Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 28-building, class A, garden style multifamily property located in West Monroe, Louisiana (the “Ashford Place Apartments Property”).  The Ashford Place Apartments Mortgage Loan was originated on February 8, 2013 by The Royal Bank of Scotland.  The Ashford Place Apartments Mortgage Loan had an original principal balance of $24,575,000, has an outstanding balance as of the Cut-off Date of $24,575,000 and accrues interest at an interest rate of 4.195% per annum.  The Ashford Place Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 18 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Ashford Place Apartments Mortgage Loan matures on March 1, 2023.

Following the lockout period, the borrower has the right to defease the Ashford Place Apartments Mortgage Loan in whole, but not in part, on any due date before December 1, 2022.  In addition, the Ashford Place Apartments Mortgage Loan is prepayable without penalty on or after December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASHFORD PLACE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$24,575,000	99.0%	Loan payoff	$23,989,409	96.6%
Sponsor’s new cash contribution	255,925	1.0	Reserves	136,000	0.5
			Closing costs	705,516	2.8
Total Sources	$24,830,925	100.0%	Total Uses	$24,830,925	100.0%

The Property.  The Ashford Place Apartments Property is a 28 building, class A, garden-style multifamily property located in West Monroe, Louisiana.  The Ashford Place Apartments Property consists of 338 units and was built in phases between 2006 and 2008.   Common area amenities include two swimming pools, clubhouse, fitness center, business center, laundry room, tennis court, large landscaped pond and additional carport parking.  Unit amenities include stainless steel kitchen appliances with a microwave, granite countertops, security systems, fully sprinklered units, garden tubs in most units, a patio/balcony, extra storage and ceiling fans.  As of January 9, 2013, the Ashford Place Apartments Property was 93.2% leased.  The property contains 567 open surface spaces and 119 carports for a total of 686 parking spaces, reflecting an overall parking ratio of 2.0 spaces per unit.

The following table presents certain information relating to the unit mix of the Ashford Place Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 BR/1 BA	1	0.3%	750	$650
1 BR/1 BA	64	18.9%	942	$805
1 BR/1 BA	48	14.2%	1,092	$825
2 BR/2 BA	1	0.3%	1,200	$935
2 BR/2 BA	64	18.9%	1,110	$935
2 BR/2 BA	64	18.9%	1,149	$945
3 BR/2 BA	48	14.2%	1,355	$1,055
3 BR/2 BA	48	14.2%	1,373	$1,065
Total/Weighted Average	338	100.0%	1,154	$931

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Ashford Place Apartments Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	1/9/2013
92%	83%	95%	93%

(1)	Information obtained from the borrower.
(2)
In 2011, the occupancy decreased to 83% as the sponsor and the manager moved away from signing leases with corporate tenants and implemented a more rigorous qualification process for prospective tenants.  After implementing such changes, the occupancy increased to 95% in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASHFORD PLACE APARTMENTS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ashford Place Apartments Property:

Cash Flow Analysis

	2010		2011		2012		U/W		U/W per Unit
Base Rent	$3,833,325		$3,877,805		$3,857,491		$3,801,952		$11,248
Grossed Up Vacant Space	0		0		0		165,900		491
Concessions	(10,665)		(21,863)		(111)		0		0
Other Income	241,733		216,360		250,199		248,898		736
Less Vacancy & Credit Loss	(421,448)		(831,413)		(316,829)		(350,141	)(1)	(1,036)

Effective Gross Income	$3,642,945		$3,240,889		$3,790,750		$3,866,609		$11,440

Total Operating Expenses	$1,632,447		$1,575,059		$1,527,441		$1,544,344		$4,569

Net Operating Income	$2,010,498		$1,665,830		$2,263,309		$2,322,265		$6,871
Capital Expenditures	0		0		0		84,500		250
Net Cash Flow	$2,010,498		$1,665,830		$2,263,309		$2,237,765		$6,621

NOI DSCR	1.39	x	1.16	x	1.57	x	1.61	x
NCF DSCR	1.39	x	1.16	x	1.57	x	1.55	x
NOI DY	8.2%		6.8%		9.2%		9.4%
NCF DY	8.2%		6.8%		9.2%		9.1%

(1)	The underwritten economic vacancy is 8.8%. The Ashford Place Apartments Property was 93.2% physically occupied as of January 9, 2013.

Appraisal.  As of the appraisal valuation date of January 11, 2013, the Ashford Place Apartments Property had an “as-is” appraised value of $33,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 13, 2013, there was no evidence of any recognized environmental conditions at the Ashford Place Apartments Property.

Market Overview and Competition.  The Ashford Place Apartments Property is a garden-style multifamily property located in West Monroe, Louisiana, approximately 10 miles west of the Monroe Regional Airport; and approximately 100 miles from Shreveport, Louisiana and approximately 120 miles west of Jackson, Mississippi.  Regional access to the local area is provided by Interstate Highway 20, a major east/west freeway system within the southern United States, which links the city with the nearby markets of Shreveport, Louisiana and Jackson, Mississippi.   The 2012 population within a one-, three- and five-mile radius of the Ashford Place Apartments Property was 4,194, 31,903 and 59,484, respectively.  The average household income within the same one-, three- and five-mile radii was $50,791, $53,256 and $55,208, respectively.

The appraisal identified a competitive set of five multifamily properties, which exhibit a 4.9% average vacancy rate and average asking rents of $706 per month for one-bedroom units, $783 per month for two-bedroom units, and $935 per month for three-bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Ashford Place Apartments Property:

Competitive Set(1)

	Ashford Place Apartments (Subject)	Pennacle	Town and Country	Shadow Creek	Sheree Place	Van Mark
Location	West Monroe, LA	Monroe, LA	Monroe, LA	West Monroe, LA	West Monroe, LA	Monroe, LA
Distance to Subject	--	12.5 miles	11.7 miles	1.6 miles	0.9 miles	12.9 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	338	216	300	164	26	144
Average Rent (per unit)
1BR	$812	$770	$619	$620	NAP	$685
2BR	$940	$875	$669	$678	$1003	$785
3BR	$1060	$980	$819	$885	$1,130	NAP

Utilities	Paid by tenant	Sewer included	Water and sewer included	Water and sewer included	Water and sewer included	Water and sewer included

Total Occupancy	93%	96%	93%	91%	100%	95%

(1)	Information obtained from the appraisal dated January 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASHFORD PLACE APARTMENTS

The Borrower.  The borrower is Ashford Place Apartments, LLC, a Mississippi limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ashford Place Apartments Mortgage Loan. Michael Anderson and Kenneth Tramp, the sponsors, are the guarantors of certain nonrecourse carveouts under the Ashford Place Apartments Mortgage Loan.

The Sponsor.  The sponsors are Michael Anderson and Kenneth Tramp.  Michael Anderson is the chairman, founder and co-owner of RealSource Property Consulting, LLC ("RealSource").  RealSource was established in 1989 and offers consulting services including real estate brokerage, commercial loan origination, tenant-in-common sponsorship, development, property management and real estate insurance services.  The company’s primary real estate investments are multifamily properties.  As of November 30, 2012, RealSource's real estate portfolio included 3,600 units across 12 properties.

Escrows. The loan documents provide for upfront escrows in the amount of $96,000 for real estate taxes and $40,000 for insurance premiums.  The loan documents also provide for ongoing monthly escrows in the amount of $23,911 for real estate taxes, $7,380 for insurance premiums and $7,042 for replacement reserves.

Lockbox and Cash Management.  The Ashford Place Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the borrower and the property manager must deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of each calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.10x has been achieved for two consecutive calendar quarters.

Property Management.  The Ashford Place Apartments Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Ashford Place Apartments Property, subject to certain conditions in the loan documents, including but not limited to (i) no event of default has occurred and is continuing; (ii) the lender's reasonable approval of the identity, experience, financial condition and creditworthiness of the proposed transferee and replacement guarantor; and (iii) the lender has received rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Not permitted

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Ashford Place Apartments Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Blue Diamond Ranch

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$23,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,970,041			Location:	Las Vegas, NV
% of Initial Pool Balance:	TBD			Size:	104,450 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$219.91
Borrower Name:	Blue Diamond CP30 2013, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Garry Goett			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	March 22, 2013			3rd Most Recent Occupancy (As of)(2):	31.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	45.0% (12/31/2011)
Maturity Date:	April 1, 2023			Most Recent Occupancy (As of)(2):	55.0% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	66.6% (3/11/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(2):	$1,464,346 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$2,246,324 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			Most Recent NOI (As of):	$2,321,832 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,129,402
				U/W Expenses:	$839,599
				U/W NOI:	$2,289,803
				U/W NCF:	$2,191,229
				U/W NOI DSCR:	1.63x
Escrows and Reserves(1):				U/W NCF DSCR:	1.56x
				U/W NOI Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.5%
Taxes	$40,829	$13,610	NAP	As-Is Appraised Value:	$38,570,000
Insurance	$5,127	$5,127	NAP	As-Is Appraisal Valuation Date:	January 17, 2013
Replacement Reserves	$0	$1,306	NAP	Cut-off Date LTV Ratio:	59.6%
TI/LC Reserve	$0	$12,000	$288,000	LTV Ratio at Maturity or ARD:	48.3%

(1)	See “Escrows” section.
(2)	The low historical occupancy is primarily due to the Blue Diamond Ranch properties being completed in 2008 and 2010.

The Mortgage Loan.  The mortgage loan (the “Blue Diamond Ranch Mortgage Loan”) is evidenced by a single promissory note that is secured by two first priority mortgages encumbering two retail centers located in Las Vegas, Nevada (the “Blue Diamond Ranch Properties”).  The Blue Diamond Ranch Mortgage Loan was originated on March 22, 2013 by Prudential Mortgage Capital Company, LLC. The Blue Diamond Ranch Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $22,970,041 and accrues interest at an interest rate of 4.560% per annum. The Blue Diamond Ranch Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Blue Diamond Ranch Mortgage Loan matures on April 1, 2023.

Following the lockout period, the borrower has the right to prepay the Blue Diamond Ranch Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.  In addition, the Blue Diamond Ranch Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUE DIAMOND RANCH

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff Closing costs	$21,384,969 776,134	93.0% 3.4
			Reserves Return of equity	45,956 792,942	0.2 3.4
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

The Properties.  The Blue Diamond Ranch Properties consist of two anchored retail buildings totaling approximately 104,450 square feet and are located in Las Vegas, Nevada (the Blue Diamond Ranch Center property and the Blue Diamond Ranch Plaza property). The Blue Diamond Ranch Center property contains approximately 75,047 square feet and is situated on approximately 15.2 acres of land located at the northeast corner of the intersection of Blue Diamond Road and South Decatur Boulevard. Built in 2008, the Blue Diamond Ranch Center property is anchored by an Albertson’s grocery store and as of March 11, 2013, was 55.2% leased by 20 tenants. The Blue Diamond Ranch Plaza property contains approximately 29,403 square feet and is situated on approximately 5.1 acres of land located on the northwest corner of the intersection of Blue Diamond Road and South Decatur Boulevard. As of March 11, 2013, the Blue Diamond Ranch Plaza property was 95.5% leased by five tenants. In aggregate, the Blue Diamond Ranch Properties were 66.6% occupied by 25 tenants as of March 11, 2013.

The following table represents certain information relating to the Blue Diamond Ranch Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Blue Diamond Ranch Center	NAP	NAP	55.2%	2008/NAP	75,047	$24,070,000
Blue Diamond Ranch Plaza	NAP	NAP	95.5%	2010/NAP	29,403	$14,500,000
Total/Weighted Average	NAP	NAP	66.6%		104,450	$38,570,000

The following table presents certain information relating to the tenancies at the Blue Diamond Ranch Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Walgreens	NR/Baa1/BBB	14,820	14.2%	$42.00	$622,440	25.1%	$320	13.1%	7/31/2085
Albertson’s	NR/NR/CCC+	(3)	(3)	(3)	$287,496	11.6%	NAV	NAV	6/24/2033
US Bank	AA-/A1/A+	(3)	(3)	(3)	$210,437	8.5%	NAV	NAV	12/31/2023
Dotty’s	NR/NR/NR	4,004	3.8%	$44.60	$178,578	7.2%	NAV	NAV	9/30/2019
Carl’s Jr	NR/NR/NR	3,053	2.9%	$57.32	$174,998	7.0%	NAV	NAV	5/31/2030
Total Major Tenants		21,877	20.9%	$44.61(3)	$1,473,949	59.4%

Non-Major Tenants		47,659	45.6%	$19.20(3)	$1,007,775	40.6%

Occupied Collateral Total		69,536	66.6%	$27.19(3)	$2,481,724	100.0%
		34,914	33.4%
Vacant Space

Collateral Total		104,450	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost are calculated based on trailing 12-month sales through December 2012.
(3)
Albertson’s, US Bank and KFC own their buildings and lease their pad sites, which have no attributed square footage. The Annual U/W Base Rent PSF for Total Major Tenants, Non-Major Tenants and Occupied Collateral Total exclude the Annual U/W Base Rent associated with these pad sites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUE DIAMOND RANCH

The following table presents certain information relating to the lease rollover schedule at the Blue Diamond Ranch Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(1)	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	4	7,618	7.3%	7,618	7.3%	$191,817	$25.18
2014	4	4,739	4.5%	12,357	11.8%	$102,651	$21.66
2015	1	1,200	1.1%	13,557	13.0%	$32,820	$27.35
2016	3	4,564	4.4%	18,121	17.3%	$125,181	$27.43
2017	0	0	0.0%	18,121	17.3%	$0	$0.00
2018	4	11,510	11.0%	29,631	28.4%	$241,166	$20.95
2019	1	4,004	3.8%	33,635	32.2%	$178,578	$44.60
2020	0	0	0.0%	33,635	32.2%	$0	$0.00
2021	1	3,193	3.1%	36,828	35.3%	$67,053	$21.00
2022	2	14,835	14.2%	51,663	49.5%	$154,237	$10.40
2023	1	0(4)	0.0%	51,663	49.5%	$210,437	$0.00(4)
Thereafter	4	17,873(4)	17.1%	69,536	66.6%	$1,177,784	$44.62(4)
Vacant	0	34,914	33.4%	104,450	100.0%	$0	$0.00
Total/Weighted Average	25	104,450	100.0%			$2,481,724	$27.19

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Albertson’s, US Bank and KFC own their own buildings and lease separate pad sites, which have no attributed square footage. The Weighted Average Annual U/W Base Rent PSF excludes the Annual U/W Base Rent associated with each pad site.

The following table presents historical occupancy percentages at the Blue Diamond Ranch Properties:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	3/11/2013
31%	45%	55%	67%

(1)	Information obtained from the underwritten rent roll.
(2)	The low historical occupancy is primarily due to the Blue Diamond Ranch Properties being completed between 2008 and 2010.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Blue Diamond Ranch Properties:

Cash Flow Analysis

	2010		2011		2012		U/W		U/W $ per SF
Base Rent	$2,016,814		$4,028,818		$3,632,485		$2,481,724		$23.76
Grossed Up Vacant Space	0		0		0		747,702		7.16
Total Reimbursables	265,160		365,393		532,053		824,462		7.89
Other Income	4,525		4,500		20,861		14,100		0.13
Less Vacancy & Credit Loss	(117,000)		(1,388,506)		(1,075,892)		(938,586	)(1)	(8.99)
Effective Gross Income	$2,169,499		$3,010,205		$3,109,507		$3,129,402		$29.96

Total Operating Expenses	$705,153		$763,881		$787,675		$839,599		$8.04

Net Operating Income	$1,464,346		$2,246,324		$2,321,832		$2,289,803		$21.92
TI/LC	0		0		0		82,906		0.79
Reserves for Replacements	0		0		0		15,668		0.15
Net Cash Flow	$1,464,346		$2,246,324		$2,321,832		$2,191,229		$20.98

NOI DSCR	1.04	x	1.60	x	1.65	x	1.63	x
NCF DSCR	1.04	x	1.60	x	1.65	x	1.56	x
NOI DY	6.4%		9.8%		10.1%		10.0%
NCF DY	6.4%		9.8%		10.1%		9.5%

(1)	The underwritten economic vacancy is 23.1%. The Blue Diamond Ranch Properties were 66.6% physically occupied as of March 11, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUE DIAMOND RANCH

Appraisal.  As of the appraisal valuation date of January 17, 2013, the Blue Diamond Ranch Properties had an aggregate “as-is” appraised value of $38,570,000.

Environmental Matters.  According to the Phase I environmental site assessments both dated January 29, 2013, there was no evidence of any recognized environmental conditions at either of the Blue Diamond Ranch Properties.

Market Overview and Competition.   The Blue Diamond Ranch Properties are situated at the northeast and northwest corners of Blue Diamond Road and South Decatur Boulevard in Las Vegas, Nevada. In the immediate area, major north/south arterials include South Decatur Boulevard, South Rainbow Boulevard and South Durango Drive. Major east/west arterials include Blue Diamond Road (SR 160), West Warm Springs Road and Interstate-215 (Las Vegas Beltway). The Blue Diamond Ranch Properties are located approximately 12 miles southwest of the Las Vegas central business district and approximately seven miles southwest of the McCarran International Airport. According to a third party market research report, between 2010 and 2013 the population within a three-mile radius of the Blue Diamond Ranch Properties increased at an annual compound rate of 9.0%. Within a three- and five-mile radius of the Blue Diamond Ranch Properties, the 2013 estimated population was 75,521 and 251,666, respectively. The estimated 2013 average household income within a three-mile radius of the Blue Diamond Ranch Properties was approximately $58,452. The Blue Diamond Ranch Properties are situated within the Southwest submarket of the Las Vegas retail market. According to a third party market research report, the Southwest submarket, containing 6.1 million square feet inclusive of anchor and non-anchor, collectively, was 15.5% vacant with an average rental asking rate of $20.43 per square foot on a triple net basis as of the fourth quarter 2012.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Blue Diamond Ranch Properties:

Competitive Set(1)

	Blue Diamond Ranch (Subject)	Blue Diamond Crossing	Southern Highlands Marketplace	7320 & 7380 South Rainbow Road	Cimarron Square
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	––	0.5 miles	2.5 miles	4.0 miles	4.0 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	2008-10/NAP	2007/NAP	2004/NAP	2007/NAP	2008/NAP
Anchors	Albertson’s, Walgreens	Target, Kohl’s, Office Depot, Big Lots, Petco	Smith’s Grocery, Walgreens	Albertson’s	NAP
Total GLA	104,450 SF	500,000 SF	58,000 SF	28,500 SF	35,500 SF
Total Occupancy	67%	96%	87%	86%	68%

(1)	Information obtained from the appraisal dated February 5, 2013.

The Borrower.  The borrower is Blue Diamond CP30 2013, LLC, a Delaware limited liability company and a single purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Blue Diamond Ranch Mortgage Loan. Garry Goett is the guarantor of certain nonrecourse carveouts under the Blue Diamond Ranch Mortgage Loan.

The Sponsor.  The sponsor for the Blue Diamond Ranch Mortgage Loan is Garry Goett. Garry Goett is the founder of Olympia Companies (“Olympia”). Olympia’s subsidiaries and related entities actively engage in all phases of real estate development. Olympia’s current portfolio includes real estate projects in the Las Vegas area, such as the Southern Highlands master-planned community, Southern Highlands Golf Club, Southern Highlands Marketplace, the Casino Fandango and attached Galaxy theater, a 100-room Courtyard by Marriott hotel, digital and vinyl billboards and self storage facilities.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $40,829 for real estate taxes and $5,127 for insurance.  The loan documents provide for monthly deposits of $13,610 for real estate taxes, $5,127 for insurance, $1,306 for replacement reserves and $12,000 for tenant improvements and leasing commissions (subject to a cap of $288,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BLUE DIAMOND RANCH

Lockbox and Cash Management.  The Blue Diamond Ranch Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the borrower directs tenants to pay their rents directly.  The loan documents also require that all rents and other monies received by the borrower be deposited into the lockbox account within three business days after receipt thereof.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into an account designated by the borrower on a daily basis; however the borrower has no right to make withdrawals from the lockbox account except as specified in the loan documents. Upon the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the commencement of a DSCR Trigger Event (as defined below); or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).  A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured; or with respect to matters described in clause (ii) above, upon the occurrence of a DSCR Trigger Event Cure (as defined below); or with respect to the matters described in clause (iii) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “DSCR Trigger Event” shall mean that the debt service coverage ratio is less than 1.20x for two consecutive quarters; provided, however, that the borrower shall have the option to prepay a portion of the Blue Diamond Ranch Mortgage Loan during the yield maintenance period, subject to a prepayment premium and satisfaction of the other prepayment conditions set forth in the Blue Diamond Ranch Mortgage Loan agreement, by an amount sufficient to maintain a debt service coverage ratio of at least 1.20x and avoid a DSCR Trigger Event.

A “DSCR Trigger Event Cure” will occur upon the earlier of the following: (i) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive quarters or (ii) the borrower prepays the Blue Diamond Ranch Mortgage Loan, subject to the satisfaction of any applicable prepayment conditions, by an amount sufficient to achieve a debt service coverage ratio of at least 1.30x.

A “Major Tenant Trigger Event” shall mean that any Major Tenant (as defined below) (i) is the subject of any bankruptcy proceedings (as outlined in the loan documents), (ii) has vacated all or substantially all of its space (with or without prior notice to the borrower or guarantor), or (iii) has provided notification of its intention to vacate its space.

A “Major Tenant Trigger Event Cure” will occur upon the earlier of the following (i) any bankruptcy proceeding of which such Major Tenant is the subject has been terminated with prejudice and the applicable lease has been affirmed or (ii) the borrower has entered into a new lease for the associated rentable space (a) with a new tenant acceptable to the lender, (b) the term of such lease is for no less than 10 years, (c) such lease is deemed a Major Lease (as defined in the loan documents), and (d) the new tenant has completed all improvements, is open for business and has commenced regular base rent payments.

A “Major Tenant” is defined as each of Albertson’s and Walgreens.

Property Management.  The Blue Diamond Ranch Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Blue Diamond Ranch Properties subject to certain conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing; (ii) the proposed transferee, property manager  and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) unless the proposed transferee is a permitted affiliate transferee, the lender receives written confirmation from Fitch and Moody’s that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C13 Certificates.

Right of First Refusal.  Walgreens and Carl’s Jr. each have the right of first refusal with 45 days notice that the landlord intends to sell only its respective parcel. If the landlord seeks to sell the entire property or more than the tenant parcel, then the tenant has no such right.

Partial Release.   Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Blue Diamond Ranch Properties, as well as business interruption insurance covering no less than the 12-month period from the date of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 - Bimbo Bakeries Distribution Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Industrial
Original Principal Balance:	$22,500,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$22,500,000			Location:	Maspeth, NY
% of Initial Pool Balance:	TBD			Size:	56,966 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$394.97
Borrower Name:	Morris Maspeth Associates, LLC			Year Built/Renovated:	1941/2012
Sponsors:	Robert Morris; Joseph Morris			Title Vesting:	Fee
Mortgage Rate:	3.840%			Property Manager:	Tenant-managed
Note Date:	April 1, 2013			3rd Most Recent Occupancy:	100.0% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy:	100.0% (12/31/2010)
Maturity Date:	April 1, 2023			Most Recent Occupancy(2):	100.0% (12/31/2011)
IO Period:	120 months			Current Occupancy (As of):	100.0% (5/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(3):	NAV
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI(3):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,826,734
				U/W Expenses:	$435,448
				U/W NOI:	$2,391,286
				U/W NCF:	$2,385,589
				U/W NOI DSCR:	2.73x
				U/W NCF DSCR:	2.72x
Escrows and Reserves(1):				U/W NCF Debt Yield:	10.6%
	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$39,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 5, 2013
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	57.7%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	57.7%

(1)	See “Escrows” section.
(2)
Bimbo Bakeries USA paid an $800,000 lease termination fee to YRC, the previous tenant of the Bimbo Bakeries Distribution Center property, as well as their contract rent from August 2011, when they vacated, until February 2013, when Bimbo Bakeries USA’s current lease commenced.  The building was vacant and undergoing extensive renovations from August 2011 through December 2012.

(3)	Historical financial information is not available as Bimbo Bakeries USA took occupancy of the Bimbo Bakeries Distribution Center property in February 2013.

The Mortgage Loan.  The mortgage loan (the “Bimbo Bakeries Distribution Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant industrial warehouse building located in Maspeth, Queens County, New York (the “Bimbo Bakeries Distribution Center Property”).  The Bimbo Bakeries Distribution Center Mortgage Loan was originated on April 1, 2013 by Wells Fargo Bank, National Association.  The Bimbo Bakeries Distribution Center Mortgage Loan had an original principal balance of $22,500,000, has an outstanding principal balance as of the Cut-off Date of $22,500,000 and accrues interest at an interest rate of 3.840% per annum.  The Bimbo Bakeries Distribution Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the loan.  The Bimbo Bakeries Distribution Center Mortgage Loan matures on April 1, 2023.

Following the lockout period, the borrower has the right to prepay the Bimbo Bakeries Distribution Center Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.  In addition, the Bimbo Bakeries Distribution Center Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BIMBO BAKERIES DISTRIBUTION CENTER

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	55.8%	Purchase price	$39,500,000	97.9%
Sponsor’s new cash contribution	17,827,965	44.2	Closing costs	827,965	2.1
Total Sources	$40,327,965	100.0%	Total Uses	$40,327,965	100.0%

The Property.  The Bimbo Bakeries Distribution Center Property is a single tenant industrial warehouse building located in the Maspeth neighborhood of Queens County, New York and occupied by Bimbo Bakeries USA with a lease expiring February 29, 2028 with three 10-year extension options.  Bimbo Bakeries USA is the nation’s largest baking company with brands including Bimbo, Entenmann’s, Sara Lee and Brownberry, amongst others.  The Bimbo Bakeries Distribution Center Property is situated on a 7.35-acre parcel and contains approximately 56,966 square feet (approximately 38,964 square feet of warehouse space, 11,558 square feet of office space and 6,444 square feet of truck repair garage space).  The warehouse space includes 64 delivery truck loading docks and nine tractor trailer truck loading docks.  The Bimbo Bakeries Distribution Center Property was built in 1941 and was extensively renovated in 2012 at a reported cost of approximately $10.0 million, of which approximately $7.5 million was paid for by the borrower and $2.5 million was paid for by Bimbo Bakeries USA.  According to the property condition report, only the foundation and steel frame superstructure were retained from the original building.  The Bimbo Bakeries Distribution Center Property offers parking for 106 cars, 82 step vans and 10 tractor trailers.  As of May 1, 2013, the Bimbo Bakeries Distribution Center Property was 100.0% occupied by Bimbo Bakeries USA.

The following table presents certain information relating to the tenant at the Bimbo Bakeries Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Bimbo Bakeries USA	BBB/Baa2/BBB(1)	56,966	100.0%	$46.13(2)	$2,627,998(2)	100.0%	2/29/2028(3)
Total Major Tenant		56,966	100.0%	$46.13	$2,627,998	100.0%

(1)	Ratings shown represent Bimbo Bakeries USA’s parent company, Grupo Bimbo S.A.B. de C.V., which does not guarantee Bimbo Bakeries USA’s lease.
(2)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Bimbo Bakeries USA is currently paying an annual base rent of $2,420,087 ($42.48 per square foot) with 1.88% annual rent escalations.

(3)	Bimbo Bakeries USA has three 10-year extension options at fair market value.

The following table presents certain information relating to the lease rollover schedule at the Bimbo Bakeries Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	56,966	100.0%	56,966	100.0%	$2,627,998	$46.13
Vacant	0	0	0.0%	56,966	100.0%	$0	$0.00
Total/Weighted Average	1	56,966	100.0%			$2,627,998	$46.13

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BIMBO BAKERIES DISTRIBUTION CENTER

The following table presents historical occupancy percentages at the Bimbo Bakeries Distribution Center Property:

Historical Occupancy Percentages

12/31/2009	12/31/2010	12/31/2011(1)	5/1/2013
100%	100%	100%	100%

(1)
Bimbo Bakeries USA paid an $800,000 lease termination fee to YRC, the previous tenant of the Bimbo Bakeries Distribution Center Property, as well as their contract rent from August 2011, when they vacated, until February 2013, when Bimbo Bakeries USA’s current lease commenced.  The building was vacant and undergoing extensive renovations from August 2011 through December 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Bimbo Bakeries Distribution Center Property:

Cash Flow Analysis(1)

	U/W		U/W $ per SF
Base Rent	$2,627,998		$46.13
Grossed Up Vacant Space	0		0.00
Total Reimbursables	332,763		5.84
Other Income	0		0.00
Less Vacancy & Credit Loss	(134,028	)(2)	(2.35)
Effective Gross Income	$2,826,734		$49.62

Total Operating Expenses	$435,448		$7.64

Net Operating Income	$2,391,286		$41.98
TI/LC	0		0.00
Capital Expenditures	5,697		0.10
Net Cash Flow	$2,385,589		$41.88

NOI DSCR	2.73	x
NCF DSCR	2.72	x
NOI DY	10.6%
NCF DY	10.6%

(1)	Historical financials are not available as Bimbo Bakeries USA took occupancy of the Bimbo Bakeries Distribution Center Property in February 2013.
(2)	The underwritten economic vacancy is 5.1%. The Bimbo Bakeries Distribution Center Property is 100.0% physically occupied as of May 1, 2013.

Appraisal.  As of the appraisal valuation date of February 5, 2013, the Bimbo Bakeries Distribution Center Property had an “as-is” appraised value of $39,000,000.  The appraisal also concluded to “go dark” and land values of $24,000,000 and $25,600,000, respectively.

Environmental Matters.  According to the Phase I environmental assessment dated January 11, 2013, there was no evidence of any recognized environmental conditions at the Bimbo Bakeries Distribution Center Property.

Market Overview and Competition.  The Bimbo Bakeries Distribution Center Property is situated on the southeast corner of the intersection of Maspeth Avenue and Page Place in the Maspeth neighborhood of Queens County, New York, approximately four miles southeast of Manhattan and approximately six miles southwest of LaGuardia Airport.  The Maspeth neighborhood of Queens County is an attractive location for distribution facilities due to its centralized access to New York City and efficient distribution routes. National distribution tenants in the immediate area include UPS, FedEx, Coca-Cola, Frito Lay and Restaurant Depot.  Primary access to the area is provided by the Brooklyn-Queens Expressway (Interstate 278) and the Long Island Expressway (Interstate 495).  The area is also served by Metropolitan Transportation Authority subway lines and buses, and the nearest subway entrance (serving the L and M lines) is located approximately one mile south of the Bimbo Bakeries Distribution Center Property.

According to the appraisal, the Bimbo Bakeries Distribution Center Property is located within the Central Queens submarket, which has an estimated inventory of 612 industrial buildings totaling approximately 19.7 million square feet.  As of the fourth quarter of 2012, the submarket vacancy was 5.3% with only approximately 6,000 square feet under construction.  The appraiser concluded a market rent of $35.00 per square foot with 3.0% annual escalations, on a triple net basis, for the Bimbo Bakeries Distribution Center Property.  Bimbo Bakeries USA’s lease is structured with below-market annual escalations of 1.88%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BIMBO BAKERIES DISTRIBUTION CENTER

The following table presents certain information relating to comparable industrial properties for the Bimbo Bakeries Distribution Center Property:

Competitive Set(1)

	Bimbo Bakeries Distribution Center (Subject)	58-60 Page Place	1313 Grand Street	46-60 55th Avenue	271 Norman Avenue	448-466 Kingsland Avenue
Location	Maspeth, NY	Maspeth, NY	Brooklyn, NY	Maspeth, NY	Brooklyn, NY	Brooklyn, NY
Distance from Subject	--	0.2 mile	0.5 mile	0.9 mile	2.2 miles	2.5 miles
Property Type	Industrial	Industrial	Industrial	Industrial	Industrial	Industrial
Year Built/Renovated	1941/2012	1962/NAP	1959/NAP	1964/NAP	1931/NAP	1931/NAP
Total GLA	56,966 SF	30,215 SF	46,588 SF	24,744 SF	13,000 SF	31,684 SF
Total Occupancy	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal dated February 14, 2013.

The Borrower.  The borrower is Morris Maspeth Associates, LLC, a Delaware limited liability company and a single purpose entity.  Robert Morris and Joseph Morris, the loan sponsors, are the guarantors of certain nonrecourse carveouts under the Bimbo Bakeries Distribution Center Mortgage Loan.

The Sponsor.  The loan sponsors are Robert Morris (President and CEO of The Morris Companies) and Joseph Morris (Chairman of The Morris Companies).  Founded in 1971, The Morris Companies is a full-service real estate organization that handles all aspects of the real estate development process as well as daily property management needs.  As of April 2013, The Morris Companies’ industrial portfolio consisted of nine properties in the northeastern region of the United States totaling approximately 3.4 million square feet.

Escrows.  Ongoing monthly reserves for real estate taxes are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence of full and timely payment of real estate taxes.  Ongoing monthly reserves for insurance are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Bimbo Bakeries Distribution Center Property is insured in accordance with the loan documents.  Ongoing monthly replacement reserves are not required as long as no event of default has occurred and is continuing.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct the tenant to pay its rent directly to such lockbox account.  During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a periodic basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) Bimbo Bakeries USA or its parent company filing for bankruptcy, having an involuntary bankruptcy proceeding filed against them or becoming insolvent; and (iii) commencing April 1, 2021, and only if Bimbo Bakeries USA’s parent company’s long-term unsecured debt rating falls below ‘BB+’ by S&P, Bimbo Bakeries USA going dark at the Bimbo Bakeries Distribution Center Property.  A Cash Trap Event Period will end, with regard to the circumstances in clause (i), upon the cure of such event of default; with regard to the circumstances in clause (ii), (a) at the time in which a plan of reorganization has been provided and Bimbo Bakeries USA is fully performing under its lease obligations or (b) the date on which an acceptable replacement tenant has signed a lease, is in occupancy and has commenced paying unabated rent and all tenant improvements required under such replacement lease have been satisfactorily completed; and with regard to the circumstances in clause (iii), (x) Bimbo Bakeries USA resuming operations at the Bimbo Bakeries Distribution Center Property for a period of 60 days or (y) the circumstances outlined in clause (b).

Property Management.  The Bimbo Bakeries Distribution Center Property is managed by the tenant.

Assumption.  The borrower has a two-time right to transfer the Bimbo Bakeries Distribution Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BIMBO BAKERIES DISTRIBUTION CENTER

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bimbo Bakeries Distribution Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hampton Inn & Suites – Beale Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Hospitality
Original Principal Balance:	$22,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$22,415,761			Location:	Memphis, TN
% of Initial Pool Balance:	TBD			Size:	144 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$155,665
Borrower Name:	CWI Beale Street Hotel, LLC			Year Built/Renovated:	2000/2011
Sponsor:	Carey Watermark Investors Incorporated			Title Vesting(2):	Various
Mortgage Rate:	4.070%			Property Manager:	Crescent Hotels & Resorts, LLC
Note Date:	February 14, 2013			3rd Most Recent Occupancy (As of):	71.4% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	72.4% (12/31/2010)
Maturity Date:	March 1, 2018			Most Recent Occupancy (As of):	76.2% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	80.7% (12/31/2012)
Loan Term (Original):	60 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,345,925 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,479,168 (12/31/2011)
Call Protection:	L(26),D(30),O(4)			Most Recent NOI (As of):	$3,128,035 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$6,931,852
Additional Debt Type:	NAP			U/W Expenses:	$4,097,859
				U/W NOI:	$2,833,993
				U/W NCF:	$2,556,719
				U/W NOI DSCR:	1.97x
Escrows and Reserves(1):				U/W NCF DSCR:	1.78x
				U/W NOI Debt Yield:	12.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.4%
Taxes	$26,817	$4,787	NAP	As-Is Appraised Value:	$33,025,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 23, 2013
FF&E	$0	$23,106	NAP	Cut-off Date LTV Ratio:	67.9%
PIP Reserve	$1,074,629	$0	NAP	LTV Ratio at Maturity or ARD:	59.6%

(1)	See “Escrows” section.
(2)
The Hampton Inn & Suites – Beale Street Mortgage Loan is secured by (i) a fee interest in the hotel portion of the Hampton Inn & Suites – Beale Street property and (ii) a leasehold interest in 60 parking spaces at a neighboring parking garage which is leased by the borrower for the use of hotel guests (see “Ground Lease” section).

The Mortgage Loan. The mortgage loan (the “Hampton Inn & Suites – Beale Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven-story limited service hotel located in Memphis, Tennessee (the “Hampton Inn & Suites – Beale Street Property”).  The Hampton Inn & Suites – Beale Street Mortgage Loan was originated on February 14, 2013 by Wells Fargo Bank, National Association.  The Hampton Inn & Suites – Beale Street Mortgage Loan had an original balance of $22,500,000, has an outstanding balance as of the Cut-off Date of $22,415,761 and accrues interest at an interest rate of 4.070% per annum.  The Hampton Inn & Suites – Beale Street Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Hampton Inn & Suites – Beale Street Mortgage Loan matures on March 1, 2018.

Following the lockout period, the borrower has the right to defease the Hampton Inn & Suites – Beale Street Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Hampton Inn & Suites – Beale Street Mortgage Loan is prepayable without penalty on or after December 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAMPTON INN & SUITES – BEALE STREET

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	70.2%	Purchase price(1)	$30,000,000	93.6%
Sponsor’s new cash contribution	9,545,703	29.8%	Reserves	1,101,446	3.4
			Closing costs	944,257	2.9
Total Sources	$32,045,703	100.0%	Total Uses	$32,045,703	100.0%

(1)	This purchase price represents an allocated purchase price of a five hotel portfolio.

The Property.  The Hampton Inn & Suites – Beale Street Property is a seven-story limited service hotel which was built in 2000 and renovated in 2011 and is located in Memphis, Tennessee.  Amenities at the Hampton Inn & Suites – Beale Street Property include an indoor pool and hot tub, exercise room, business center, guest laundry facilities, convenience shop and complimentary breakfast.  The Hampton Inn & Suites – Beale Street Property offers 144 guest rooms, including 70 double guest rooms, 41 king guest rooms, 29 king suites and four handicap accessible guest rooms.  There is no on-site parking at the Hampton Inn & Suites – Beale Street Property, but the borrower leases 60 parking spaces at a neighboring parking garage for use by hotel guests.  As part of its recent acquisition of the Hampton Inn & Suites – Beale Street Property, the borrower will implement a property improvement plan, expected to be completed by October 2013, which will include updates to the guest rooms (new carpeting, sleeper sofas, mattresses and draperies), renovations to public restrooms, updates to the exterior of the building and new carpet for the meeting rooms.  The franchise agreement with Hampton Inn expires on February 29, 2028.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hampton Inn & Suites – Beale Street Property:

Cash Flow Analysis

2010			2011		2012		U/W		U/W $ per Room
Occupancy	72.4%		76.2%		80.7%		75.0%
ADR	$151.67		$153.61		$158.59		$165.00
RevPAR	$109.74		$116.01		$127.91		$123.75

Total Revenue	$6,204,401		$6,531,351		$7,169,522		$6,931,852		$48,158
Total Department Expenses	1,621,984		1,753,868		1,810,518		1,751,392		12,162
Gross Operating Profit	$4,582,417		$4,777,483		$5,359,004		$5,180,460		$35,975

Total Undistributed Expenses	2,129,938		2,215,896		2,147,861		2,261,295		15,703
Profit Before Fixed Charges	$2,452,479		$2,561,587		$3,211,143		$2,919,166		$20,272

Total Fixed Charges	106,554		82,419		83,108		85,173	(1)	591

Net Operating Income	$2,345,925		$2,479,168		$3,128,035		$2,833,993		$19,681
FF&E	243,748		261,254		0		277,274		1,926
Net Cash Flow	$2,102,177		$2,217,914		$3,128,035		$2,556,719		$17,755

NOI DSCR	1.63	x	1.73	x	2.18	x	1.97	x
NCF DSCR	1.46	x	1.54	x	2.18	x	1.78	x
NOI DY	10.5%		11.1%		14.0%		12.6%
NCF DY	9.4%		9.9%		14.0%		11.4%

(1)	The Hampton Inn & Suites – Beale Street Property was underwritten based on Payment in Lieu of Taxes (PILOT) provisions under which the borrower pays reduced city and county taxes through 2038.

Appraisal.  As of the appraisal valuation date of January 23, 2013, the Hampton Inn & Suites – Beale Street Property had an “as-is” appraised value of $33,025,000.

Environmental Matters.  According to the Phase I environmental assessment dated January 2013, there was no evidence of any recognized environmental conditions at the Hampton Inn & Suites – Beale Street Property.

Market Overview and Competition.  The Hampton Inn & Suites – Beale Street Property is situated on the southwest corner of the intersection of Peabody Place and South 3rd Street, approximately one block north of the Beale Street entertainment corridor, in the central business district of Memphis, Tennessee. The Hampton Inn & Suites – Beale Street Property is located approximately 13 miles northwest of the Memphis International Airport and is in close proximity to the Memphis Cook Convention Center, FedExForum (home of the Memphis Grizzlies NBA basketball team) and AutoZone Park (home of the Memphis Redbirds AAA baseball team).  Primary access to the neighborhood is provided by Interstate 240 from the north and south and by Interstate 40 and Interstate 55 from the west.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HAMPTON INN & SUITES – BEALE STREET

The following table presents certain information relating to the Hampton Inn & Suites – Beale Street Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn & Suites - Beale Street			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/31/2013 TTM	71.8%	$131.45	$94.33	81.1%	$158.92	$128.92	113.1%	120.9%	136.7%
1/31/2012 TTM	66.9%	$126.91	$84.92	76.2%	$153.78	$117.21	113.9%	121.2%	138.0%
1/31/2011 TTM	64.2%	$126.17	$81.00	72.0%	$150.47	$108.32	112.1%	119.3%	133.7%

(1)	Information obtained from a third party hospitality research report dated February 20, 2013.

The Borrower.  The borrower is CWI Beale Street Hotel, LLC, a Delaware limited liability company and a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Inn & Suites – Beale Street Mortgage Loan.  Carey Watermark Investors Incorporated, the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Hampton Inn & Suites – Beale Street Mortgage Loan.

The Sponsor.  The sponsor is Carey Watermark Investors Incorporated (“CWI”), a private non-traded hospitality REIT.  CWI acts as a capital provider to the lodging industry and targets lodging assets with broken capital structures, undercapitalized property owners and undervalued assets.  As of March 2013, CWI’s portfolio consisted of 13 limited service and full service hotels with over 2,500 rooms.

Escrows.  The loan documents provide for upfront reserves in the amount of $26,817 for real estate taxes and $1,074,629 for a property improvement plan.  The loan documents also provide for ongoing monthly reserves in the amount of $4,787 for real estate taxes and an ongoing monthly FF&E reserve equal to 4.0% of operating income for the most recent calendar month (initially estimated to be $23,106). Ongoing monthly reserves for insurance are not required as long as no event of default exists and is continuing and the borrower provides the lender with satisfactory evidence that the Hampton Inn & Suites – Beale Street Property is insured in accordance with the loan documents.

Lockbox and Cash Management.  The Hampton Inn & Suites – Beale Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs the manager to deliver all receipts payable with respect to the Hampton Inn & Suites – Beale Street Property directly into the lockbox account.  The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt.  Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.25x at the end of any calendar quarter, commencing December 31, 2013.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters.

Property Management.  The Hampton Inn & Suites – Beale Street Property is managed by Crescent Hotels & Resorts, LLC.

Assumption.  The borrower has a two-time right to transfer the Hampton Inn & Suites – Beale Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The borrower leases 60 parking spaces for the use of hotel guests at a neighboring parking garage subject to a ground lease with an initial expiration date of February 1, 2035 and one 15-year extension option.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hampton Inn & Suites – Beale Street Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Southport Commons

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$17,150,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$17,118,390			Location:	Indianapolis, IN
% of Initial Pool Balance:	TBD			Size:	200,056 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$85.57
Borrower Name:	DAB Investments-Southport Commons, LLC			Year Built/Renovated:	2001/NAP
Sponsors:	Alan V. Young; William A. Young			Title Vesting:	Fee
Mortgage Rate:	4.370%			Property Manager:	Sitehawk Property Management Services LLC
Note Date:	April 1, 2013			3rd Most Recent Occupancy (As of):	86.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.6% (12/31/2011)
Maturity Date:	April 1, 2023			Most Recent Occupancy (As of):	88.6% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	88.6% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,908,632 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,042,121 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,238,732 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$2,758,665
Additional Debt Type:	NAP			U/W Expenses:	$966,585
				U/W NOI:	$1,792,080
				U/W NCF:	$1,627,718
Escrows and Reserves(1):				U/W NOI DSCR :	1.59x
				U/W NCF DSCR:	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.5%
Taxes	$261,512	$43,586	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$8,503	$4,252	NAP	As-Is Appraised Value:	$23,800,000
Replacement Reserves	$0	$4,501	NAP	As-Is Appraisal Valuation Date:	January 11, 2013
TI/LC Reserve	$200,000	$8,336	NAP	Cut-off Date LTV Ratio:	71.9%
Tenant Reserve	$0	Springing	$240,000	LTV Ratio at Maturity or ARD:	52.6%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Southport Commons Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Indianapolis, Indiana (the “Southport Commons Property”).  The Southport Commons Mortgage Loan was originated on April 1, 2013 by Wells Fargo Bank, National Association.  The Southport Commons Mortgage Loan had an original principal balance of $17,150,000, has an outstanding principal balance as of the Cut-off Date of $17,118,390 and accrues interest at an interest rate of 4.370% per annum.  The Southport Commons Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Southport Commons Mortgage Loan matures on April 1, 2023.

Following the lockout period, the borrower has the right to defease the Southport Commons Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Southport Commons Mortgage Loan is prepayable without penalty on or after January 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$17,150,000	99.0%	Loan payoff	$16,802,280	97.0%
Sponsor’s new cash contribution	177,064	1.0	Closing costs	54,769	0.3
			Reserves	470,015	2.7
Total Sources	$17,327,064	100.0%	Total Uses	$17,327,064	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHPORT COMMONS

The Property.  The Southport Commons Property is an anchored retail center containing approximately 200,056 square feet and located in Indianapolis, Indiana.  Built in 2001, the Southport Commons Property is anchored by Kohl’s, and is shadow-anchored by Super Target and Home Depot. Parking is provided by approximately 1,182 surface parking spaces, resulting in a parking ratio of 5.9 spaces per 1,000 square feet of rentable area.  Including the Super Target and Home Depot (both not part of the collateral), parking is provided by approximately 2,446 parking spaces, resulting in a parking ratio of 4.8 spaces per 1,000 square feet of rentable area.  As of February 1, 2013, the Southport Commons Property was 88.6% leased to 14 tenants.

The following table presents certain information relating to the tenancies at the Southport Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Shadow Anchor Tenants – Not Part of Collateral
Super Target	A-/A2/A+	175,384	ANCHOR-OWNED – NOT PART OF THE COLLATERAL
Home Depot	A-/A3/A-	132,576	ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Kohl’s	BBB+/Baa1/BBB+	86,584	43.3%	$9.75	$844,194	40.9%	NAV(3)	NAV(3)	1/31/2023
Total Anchor Tenant – Collateral		86,584	43.3%	$9.75	$844,194	40.9%

Major Tenants – Collateral
Kittles Rooms Express	NR/NR/NR	23,500	11.7%	$10.00	$235,000	11.4%	NAV(3)	NAV(3)	2/28/2022
Monkey Joe’s	NR/NR/NR	17,522	8.8%	$10.00	$175,220	8.5%	NAV(3)	NAV(3)	3/31/2022
Pier 1 Imports	NR/NR/NR	9,500	4.7%	$17.50	$166,250	8.1%	$170(4)	12.4%(4)	7/31/2014
Dress Barn	NR/NR/NR	8,000	4.0%	$14.00	$112,000	5.4%	$164	11.6%	12/31/2017
Archiver’s	NR/NR/NR	6,800	3.4%	$15.00	$102,000	4.9%	$136	14.6%	12/31/2013
Total Major Tenants – Collateral		65,322	32.7%	$12.10	$790,470	38.3%

Non-Major Tenants – Collateral		25,290	12.6%	$16.99	$429,720	20.8%

Occupied Collateral Total		177,196	88.6%	$11.65	$2,064,384	100.0%

Vacant Space		22,860	11.4%

Collateral Total		200,056	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2012.
(3)	Tenant is not required to report sales.
(4)	Sales PSF and Occupancy Cost for Pier 1 Imports are for the trailing 12-month period ending February 29, 2012.

The following table presents certain information relating to the historical sales at the Southport Commons Property:

Historical Sales (PSF)(1)

Tenant Name	2009	2010	2011	2012
Kohl’s(2)	NAV	NAV	NAV	NAV
Kittles Rooms Express(2)	NAV	NAV	NAV	NAV
Monkey Joe’s(2)	NAV	NAV	NAV	NAV
Pier 1 Imports	$135(3)	$134(3)	$152(3)	$170(3)
Dress Barn	$153	$171(4)	$165	$164
Archiver’s	$166	$142	$125	$136

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.
(2)	Tenant is not required to report sales.
(3)	Sales PSF for Pier 1 Imports represent the trailing 12-month period ending on the last day of February of each applicable year.
(4)	Sales PSF shown represents the annualized six-month period ending December 31, 2010, as the tenant did not report sales for January through May of 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHPORT COMMONS

The following table presents certain information relating to the lease rollover schedule at the Southport Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	1	6,800	3.4%	6,800	3.4%	$102,000	$15.00
2014	3	15,250	7.6%	22,050	11.0%	$239,250	$15.69
2015	1	2,500	1.2%	24,550	12.3%	$45,000	$18.00
2016	2	3,840	1.9%	28,390	14.2%	$69,120	$18.00
2017	3	18,000	9.0%	46,390	23.2%	$297,000	$16.50
2018	1	3,200	1.6%	49,590	24.8%	$57,600	$18.00
2019	0	0	0.0%	49,590	24.8%	$0	$0.00
2020	0	0	0.0%	49,590	24.8%	$0	$0.00
2021	0	0	0.0%	49,590	24.8%	$0	$0.00
2022	2	41,022	20.5%	90,612	45.3%	$410,220	$10.00
2023	1	86,584	43.3%	177,196	88.6%	$844,194	$9.75
Thereafter	0	0	0.0%	177,196	88.6%	$0	$0.00
Vacant	0	22,860	11.4%	200,056	100.0%	$0	$0.00
Total/Weighted Average	14	200,056	100.0%			$2,064,384	$11.65

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Southport Commons Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/1/2013
87%	87%	89%	89%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Southport Commons Property:

Cash Flow Analysis

	2010		2011		2012		U/W		U/W $ per SF
Base Rent	$2,254,228		$2,252,879		$2,320,612		$2,064,384		$10.32
Grossed Up Vacant Space	0		0		0		271,480		1.36
Total Reimbursables	676,005		675,125		685,493		674,481		3.37
Other Income	19,800		19,800		19,800		19,800		0.10
Less Vacancy & Credit Loss	0		0		0		(271,480	)(1)	(1.36)
Effective Gross Income	$2,950,032		$2,947,805		$3,025,905		$2,758,665		$13.79

Total Operating Expenses	$1,041,401		$905,683		$787,173		$966,585		$4.83

Net Operating Income	$1,908,632		$2,042,121		$2,238,732		$1,792,080		$8.96
TI/LC	0		0		23,015		110,347		0.55
Capital Expenditures	0		0		0		54,015		0.27
Net Cash Flow	$1,908,632		$2,042,121		$2,215,717		$1,627,718		$8.14

NOI DSCR	1.69	x	1.81	x	1.98	x	1.59	x
NCF DSCR	1.69	x	1.81	x	1.96	x	1.44	x
NOI DY	11.1%		11.9%		13.1%		10.5%
NCF DY	11.1%		11.9%		12.9%		9.5%

(1)	The underwritten economic vacancy is 11.6%. The Southport Commons Property was 88.6% physically occupied as of February 1, 2013.

Appraisal.  As of the appraisal valuation date of January 11, 2013, the Southport Commons Property had an “as-is” appraised value of $23,800,000.

Environmental Matters.  According to the Phase I environmental assessment dated January 28, 2013, there was no evidence of any recognized environmental conditions at the Southport Commons Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHPORT COMMONS

Market Overview and Competition.  The Southport Commons Property is located in Indianapolis, Indiana, approximately 10 miles south of the Indianapolis central business district.  The Southport Commons Property is located just east of Interstate 65 at the northwest corner of the intersection of Southport Road and Emerson Avenue, two primary commercial arterials in the area.  According to the appraisal, the daily traffic count passing by the Southport Commons Property on Southport Road is approximately 39,000 vehicles.  The local community surrounding the Southport Commons Property has grown at a rate above the Indianapolis metropolitan statistical area as a whole, with the population increasing over 28% between 2000 and 2012.  According to the appraisal, as of 2012, the population within a three-mile and five-mile radius of the Southport Commons Property was 60,677 and 149,464, respectively.  The estimated average household income within the same three-mile and five-mile radii was $54,676 and $54,067, respectively.

According to a third party market research report, the Southport Commons Property is located within the Beech Grove/SE County submarket, which has an estimated inventory of 316 retail properties totaling approximately 2.3 million square feet.  As of the fourth quarter of 2012, the submarket vacancy was 2.2% with an average asking rent of $11.75 per square foot, on a triple net basis.

Competitive Set(1)

	Southport Commons (Subject)	Greenwood Springs	Greenwood Place	Greenwood Shopping Center	South Port Center	Greendale Shopping Center
Location	Indianapolis, IN	Greenwood Springs, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Greenwood, IN
Distance from Subject	--	2.3 miles	3.0 miles	3.0 miles	3.1 miles	4.4 miles
Property Type	Community Center	Power Center	Community Center	Community Center	Community Center	Neighborhood Center
Year Built/Renovated	2001/NAP	2000/NAP	1984/2010	1967/1990	1990/NAP	1986/NAP
Total GLA	200,056 SF	400,090 SF	364,348 SF	157,093 SF	278,800 SF	123,951 SF
Total Occupancy	89%	97%	82%	100%	97%	100%

(1)	Information obtained from the appraisal dated February 12, 2013.

The Borrower.  The borrower is DAB Investments-Southport Commons, LLC, a single purpose entity.  Alan V. Young and William A. Young, the loan sponsors, are the guarantors of certain nonrecourse carveouts under the Southport Commons Mortgage Loan.

The Sponsors.  The loan sponsors are Alan V. Young and William A. Young, who have a commercial real estate portfolio comprising 14 retail and office properties in Indiana, Florida and North Carolina totaling approximately 689,000 square feet.

Escrows.  The loan documents provide for upfront escrows in the amount of $261,512 for taxes, $8,503 for insurance and $200,000 for tenant improvements and leasing costs (“TI/LCs”).  The loan documents also provide for ongoing monthly escrows in the amount of $43,586 for taxes, $4,252 for insurance, $4,501 for replacement reserves and $8,336 for TI/LCs.  In addition, in the event that the tenant Kittles Rooms Express goes dark, vacates, commences any bankruptcy or similar proceeding, or fails to exercise its extension option 180 days prior to its lease expiration, a monthly escrow in the amount of $20,000 will commence (subject to a cap of $240,000).

Lockbox and Cash Management.  The Southport Commons Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and the property manager deliver all receipts payable with respect to the Southport Commons Property directly into such lockbox account.  The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default; (ii) any Major Tenant (as defined below) going dark; (iii) any Major Tenant commencing a bankruptcy or similar proceeding; or (iv) either Kohl’s or Kittles Rooms Express failing to exercise its extension option 12 months prior to its lease expiration or giving written notice of its intention not to renew its lease.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default; with regard to the circumstances in clause (ii), upon either (a) the applicable Major Tenant re-opening for business for 30 days or (b) a Re-Tenanting Event (as defined below); with regard to the circumstances in clause (iii), upon either (x) the date on which the applicable Major Tenant is no longer a debtor in such proceeding and the Major Tenant’s lease has been assumed and is in full force and effect or (y) a Re-Tenanting Event; or with regard to the circumstances in clause (iv), upon either (1) the date on which the tenant has exercised its extension option in accordance with its lease or (2) a Re-Tenanting Event.

A “Re-Tenanting Event” will occur, with respect to any space demised to a Major Tenant, upon the lender’s receipt that one or more satisfactory replacement tenants are in full occupancy of and open for business in the applicable space, and with respect to clause (iv) above only, a tenant estoppel certificate confirms that such replacement tenant is paying full, unabated rent.

A “Major Tenant” shall mean any of the following tenants: Home Depot, Kohl’s, Kittles Rooms Express and Super Target.

Property Management.  The property is managed by Sitehawk Property Management Services LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHPORT COMMONS

Assumption.  The borrower has a two-time right to transfer the Southport Commons Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C13 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Southport Commons Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Transaction Contact Information

Questions may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Jeff Wilson	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5608
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.